Exhibit 10.40
Burger King Savings Plan
(Amended and Restated
as of January 1, 2001)

Contents

	Article 1. Introduction	1
1.1	Establishment and Amendment of the Plan	1
1.2	Applicability of the Plan	1
1.3	Purpose of the Plan	1

	Article 2. Definitions	2
2.1	Definitions	2

	Article 3. Eligibility and Participation	12
3.1	Eligibility	12
3.2	Election to Participate with Respect to Basic and Matching Contributions	13
3.3	Filing of Participation Elections	13
3.4	Suspension of Participation	13
3.5	Change in Basic Contribution	13
3.6	Absence for Reasons of Maternity and Paternity	13
3.7	Leased Employees	14

	Article 4. Contributions	15
4.1	Basic Contributions	15
4.2	Matching and Non-Elective Contributions	15
4.3	Restrictions on Contributions	15
4.4	Substitute Contributions	15
4.5	Payment of Contributions	16
4.6	Verification of Contributions	16
4.7	No Interest in Employer	16
4.8	Allocation of Basic and Matching Contributions	17
4.9	Allocation of Non-Elective Contributions	17
4.10	Limitations on Basic Contributions	17
4.11	Code Section 401(m) Limitations on Matching Contributions	19
4.12	Code Section 415 Limitations on Contributions	22

	Article 5. Trust Fund and Investment Funds	24
5.1	The Trust Fund and the Investment Funds	24
5.2	Investment Fund Elections and Transfers	24

i

5.3	Self-Directed Fund	24

	Article 6. Accounting	26
6.1	Separate Accounts	26
6.2	Adjustment of Participant’s Accounts	26
6.3	Rollovers and Transfers from Other Plans	26
6.4	Charging Payments and Distributions	27
6.5	Statement of Account	27
6.6	Combined Benefit Limitations	27
6.7	Allocation to the Share Account and Cash Account within the Diageo ADS Fund	27

	Article 7. Withdrawals and Distributions During Employment	28
7.1	General Withdrawals	28
7.2	Hardship Withdrawals	28
7.3	Charging and Payment of Withdrawals	30
7.4	Loans to Participants	30

	Article 8. Period of Participation	33
8.1	Restricted Participation	33
8.2	Resumption of Active Participation	33

	Article 9. Payment of Account Balances	34
9.1	Vesting of Account Balances Upon Retirement, Disability, or Death	34
9.2	Vesting of Account Balances Upon Resignation or Dismissal	34
9.3	Computation of Years of Vesting Service	35
9.4	Remainders	36
9.5	Form of Distribution	36
9.6	Designation of Beneficiary	38
9.7	Missing Participants or Beneficiaries	39
9.8	Facility of Payment	39
9.9	Commencement of Distributions	40
9.10	Spouse’s Benefits	41
9.11	Distribution in Kind	41
9.12	Partial Distribution	42
9.13	Payments Pursuant to a Qualified Domestic Relations Order	42
9.14	Unclaimed Benefits	43

	Article 10. Reemployment	44
10.1	Resumption of Participation	44
10.2	Reinstatement of Remainder	44

	Article 11. Administration	46
11.1	Authority and Responsibility of the Board of Directors	46
11.2	Committee Membership	46
11.3	Committee Structure	46
11.4	Committee Actions	47
11.5	Responsibility and Authority of the Benefits Committee	47
11.6	Responsibility and Authority of the Investment Committee	49
11.7	Committee Liability	49
11.8	Committee Bonding	49
11.9	Information to be Supplied by Employers	50
11.10	Records	50
11.11	Interested Committee Member	50
11.12	Fiduciary Capacity	50
11.13	Employer’s Agent	50

	Article 12. General Provisions	51
12.1	Additional Employers	51
12.2	Action by Employers	51
12.3	Waiver of Notice	51
12.4	Gender and Number	51
12.5	Controlling Law	51
12.6	Employment Rights	51
12.7	Litigation by Participants	51
12.8	Interests Not Transferable	52
12.9	Absence of Guaranty	52
12.10	Evidence	52
12.11	Transfer of Pillsbury Savings Plan Benefits to the Plan	52
12.12	Military Service	53
12.13	Claims Procedure	53

	Article 13. Amendment and Termination	55
13.1	Amendment	55
13.2	Termination	55
13.3	Vesting and Distribution on Termination	56
13.4	Notice of Amendment or Termination	56
13.5	Plan Merger, Consolidation, Etc.	56

	Article 14. Voting and Tendering of Diageo ADSs	57
14.1	Registration of Diageo ADSs	57
14.2	Voting Rights	57
14.3	Rights on Tender or Exchange Offer	57

	Article 15. Special Rules for Top-Heavy Plans	58
15.1	Purpose and Effect	58
15.2	Top-Heavy Plan	58
15.3	Minimum Employer Contribution	58
15.4	Vesting Requirements	59
15.5	Aggregation of Plans	60
15.6	Adjustment of Combined Benefit Limitations	60
15.7	Use of Terms	60

Article 1. Introduction
1.1 Establishment and Amendment of the Plan
Burger King Corporation (the “Company”) has adopted the Burger King Savings Plan (the “Plan”) for the benefit of its Eligible Employees. The Plan was initially adopted effective as of October 1, 1990 as a spinoff of the Pillsbury Savings Plan. The Plan is a defined contribution savings plan, and is adopted as a qualified retirement plan within the meaning of section 401(a) of the Internal Revenue Code of 1986 (the “Code”) and as a qualified cash or deferred arrangement under section 401(k) of the Code. The Plan previously was amended and restated effective January 1, 1998 to reflect changes in the law and regulatory guidance since the initial adoption of the Plan and to enact other changes the Company deemed desirable.
Effective as of January 1, 2001, the Plan is hereby again amended and restated in order to—
(a)	reflect changes in the law and regulatory guidance effective since the last amendment and restatement of the Plan; and

(b)	enact such other changes to the Plan as the Company deems desirable.
Provisions of the amended and restated Plan have been adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). These provisions are intended as good-faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.
1.2 Applicability of the Plan
The provisions of this Plan as set forth in this document are applicable only to the Employees in current employment on or after January 1, 2001, except as otherwise specifically provided. Except as so provided, any person who was entitled to benefits under the Plan or a predecessor plan as in effect on December 31, 2000, shall continue to be entitled to the same benefits under this Plan.
1.3 Purpose of the Plan
The purpose of the Plan is to provide a convenient way for Participants to save on a regular and long-term basis for retirement and to enable Participants to share in the profitable operations of the Company.

Article 2. Definitions
2.1 Definitions
Whenever used in the Plan or any Supplement hereto, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized.
(a)	“Accounting Date” means a Daily Accounting Date, a Monthly Accounting Date, and a Special Accounting Date.

(b)	“Account” means all accounts maintained in a Participant’s name under the Plan.

(c)	“Actual Deferral Percentage” means the average of the ratio of each Highly Compensated Employee’s or Non-Highly Compensated Employee’s, as the case may be, Basic Contributions which were allocated to the Participant’s Basic Contribution Account with respect to the Plan Year to each such Participant’s Compensation for the Plan Year.

(d)	“Basic Contribution” means—
(1)	with respect to Participants other than salaried officers and directors of the Employer, a contribution made on behalf of a Participant in an amount equal to 1 percent to 15 percent (or, effective January 1, 2002, 1 percent to 50 percent) of the Compensation for that month as elected by the Participant, provided, if a Participant is a Highly Compensated Employee, the maximum election on behalf of such Participant shall be 4 percent and such election may be reduced by the Committee for purposes of compliance with the restrictions on Basic Contributions as detailed in section 4.10(c). Effective July 1, 2001, if—
(A)	a Participant is a Highly Compensated Employee who continues to accrue a benefit under the Burger King Retirement Plan on and after July 1, 2001, the maximum election on behalf of such a Participant shall be 4 percent; or

(B)	a Participant is a Highly Compensated Employee whose benefit accrual under the Burger King Retirement Plan ceased effective July 1, 2001, the maximum election on behalf of such a Participant shall be 6 percent, and such election may be reduced by the Committee for purposes of compliance with the restrictions on Basic Contributions as detailed in section 4.10(c). Effective January 1, 2002, if a Participant to whom this section 2.1(d)(1) applies is a Highly Compensated Employee, the maximum election on behalf of such Participant may be determined by the Committee and may be reduced by the Committee for purposes of compliance with the restrictions on Basic Contributions as detailed in section 4.10(c).
(2)	with respect to Participants who are salaried officers and directors of the Employer, effective July 1, 2001, a contribution made on behalf of a Participant in an amount equal to 1 percent of the Compensation for that month as elected by such Participant. The Basic Contribution shall not exceed $1,000 for any such Participant for any calendar year. If such a Participant is a Highly Compensated Employee, the maximum election on behalf of such Participant may be reduced by the Committee for purposes of compliance with the restrictions on Basic Contributions as detailed in section 4.10(c).
(e)	“Basic Contribution Account” means an Account maintained in a Participant’s name in which a Participant’s Basic Contributions are placed.

(f)	“Beneficiary” means the natural or legal person or persons to whom a deceased Participant’s benefits are payable under section 9.5 of the Plan.

(g)	“Benefits Committee” or “Committee” means the persons appointed by the Company to administer the Plan in accordance with Article 11. (If the context clearly so indicates, “Committee” may also refer to the Investment Committee.)

(h)	“Cash Account” means a separate subaccount of the Diageo ADS Fund maintained for Participants which contains contributions, forfeitures, investment earnings, and cash dividends on Diageo ADSs, but not yet used to purchase Diageo ADSs, and any additional cash necessary for the operation of the Diageo ADS Fund.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Company” means Burger King Corporation, a corporation of Florida, with executive offices in the County of Miami-Dade, State of Florida.

(k)	“Compensation” means a Participant’s wages, salaries, and other amounts received in a month for personal services rendered in the course of employment with an Employer, including bonuses, overtime, commissions, paid incentives, any amount allocable to him as a Basic Contribution for that month, and any salary reduction contribution for that month to any cafeteria plan (as defined in Code section 125) maintained by any Employer, but not including reimbursements and other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation, welfare benefits (such as medical disability, and severance benefits and group life insurance coverage), amounts realized from the grant or exercise of stock options or the sale or exchange or other disposition of stock acquired under stock options (other than the value of non-qualified stock options included in gross income for the taxable year in which granted).

However, Compensation shall not include any amount in excess of $170,000 (as adjusted annually by the Secretary of the Treasury for increases in the cost of living pursuant to Code section 401(a)(17)). Effective for Plan Years beginning on or after January 1, 2002, Compensation shall not include any amount in excess of $200,000 (as adjusted annually by the Secretary of the Treasury for increases in the cost of living pursuant to Code section 401(a)(17)).
(l)	“Contribution Percentage” means the average of the ratio of each Highly Compensated Employee’s or Non-Highly Compensated Employee’s, as the case may be, share of the Matching Contributions, which were allocated to the Participant’s Matching Contribution Account with respect to the Plan Year, to each such Participant’s Compensation for the Plan Year.

(m)	“Controlled Group Member” means any corporation or enterprise, other than the Employer, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control, or the same affiliated service group, determined in accordance with section 414(b), (c), (m), or (o) of the Code, as is the Employer. A Controlled Group Member that is not also an Employer shall be referred to as a “nonparticipating Controlled Group Member.”

(n)	“Daily Accounting Date” means the end of each business day.

(o)	“Determination Date” means the last day of the preceding Plan Year.

(p)	“Diageo” means Diageo plc, of which the Company is an indirect wholly owned subsidiary.

(q)	“Diageo ADS Fund” means the Investment Fund invested primarily in American Depositary Shares (“ADS”) each evidencing four ordinary shares of Diageo including any rights, warrants, and options associated with such shares.

(r)	“Disability” means the Participant is unable to perform the majority of the material duties pertaining to his or her job with the Company or any Controlled Group Member and the Participant is not engaged in any employment for wage or profit, as determined by the Committee.

(s)	“Eligible Employee” means an Employee who meets the requirements of section 3.1

(t)	“Employee” means any individual who is employed by an Employer, but excludes any person who is a non-resident alien or who is a resident alien who is an active Participant in a retirement or pension plan maintained by a Controlled Group Member. The term Employee shall not include any individual—
(1)	whose services to an Employer are rendered pursuant to the terms of a contract with an employment or leasing agency that is not a Controlled Group Member;

(2)	whose services are rendered pursuant to written arrangements which expressly recite that the individual is not eligible for participation in the Plan;

(3)	whose employment becomes the subject matter of a collective bargaining agreement between employee representatives and the Employer, unless such collective bargaining agreement expressly provides that such person is eligible for participation in the Plan;

(4)	who is a “Leased Employee”;

(5)	whether or not deemed a common-law employee, who is not a leased employee but who provides services to the Employer pursuant to an agreement between the Employer and any other person whether for services of a year or more or for periods of less than one year;

(6)	classified by the Employer as an independent contractor, whether or not deemed a common-law employee; or

(7)	classified on the payroll of the Employer as a Burger King temporary employee.
A person who is not designated as an “employee” in the Employer’s employment records during a particular period of time, including a person designated by the Employer as an “independent contractor,” is not considered to be an Employee during that period of time. Such a person shall not be considered an “Employee” for purposes of this Plan, even if a determination is made by a government agency or court that such person is an employee for any other purposes; provided, however, that such a person may be considered an “Employee” if the Employer designates such person as an “Employee” for purposes of the Plan. If such a designation is made, it shall be applied prospectively only, unless the Employer specifically provides otherwise.
(u)	“Employer” means the Company and all Controlled Group Members which adopt the Plan.

(v)	“Equity-Capital Appreciation Fund” means the Investment Fund invested primarily in common stocks and securities (other than those of the Company or any Controlled Group Member) or in common trust funds or pooled funds investing in such securities with the investment objective of long term capital appreciation.

(w)	“Equity-Growth and Income Fund” means the Investment Fund invested primarily in common stock and securities or in common trust funds or pooled funds investing in such securities (other than those of the Company or any Controlled Group Member) with the investment objective of long term capital growth and the generation of a reasonable level of income.

(x)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(y)	“Excess Remainder Suspense Account” means an Account holding any Remainder which cannot be allocated by reason of section 6.6 or 4.12 and is to be used to reduce Employer Contributions in succeeding Plan Years in order of time.

(z)	“Highly Compensated Employee” means, with respect to any Plan Year, any Employee who is a 5-percent owner (as defined in Code paragraph 416(i)(1)) during the Plan Year, or during the preceding Plan Year (or such other period as the Company may elect pursuant to Treasury regulations) either—
(1)	received Compensation from the Employer and all Controlled Group Members in excess of $80,000 (effective January 1, 1997) (as adjusted pursuant to Code subsection 415(d)); or

(2)	was a 5-percent owner (as defined in Code paragraph 416(i)(1)).
To the extent required by Code section 414(q)(6), a former Employee who was a Highly Compensated Employee when he separated from service with the Employer and all Controlled Group Members or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.
(aa)	“Hour of Service” means each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or Controlled Group Member for the performance of duties and for reasons other than the performance of duties, including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer or Controlled Group Member, determined and credited in accordance with Department of Labor Reg. Sec. 2530.220b-2.

(bb)	“Inactive Participant” means a Participant who participates in the Plan on a restricted basis pursuant to section 8.1.

(cc)	“Income Fund” means the Investment Fund invested primarily in a diversified portfolio of bank and insurance company investment contracts and U.S. government and U.S. federal agency securities.

(dd)	“Investment Committee” means the persons appointed by the Company to manage the assets of the Plan in accordance with Article 11.

(ee)	“Investment Fund” means one or more of the following funds: Income Fund, Equity-Capital Appreciation Fund, Equity-Growth and Income Fund, Diageo ADS Fund, Self-Directed Fund, or any other fund the Committee directs the Trustee to establish.

(ff)	“Investment Manager” means—

(1)	a registered investment advisor under the Investment Advisors Act of 1940;

(2)	a bank as defined in the Investment Advisors Act of 1940; or

(3)	an insurance company qualified under the laws of more than one state to manage, acquire, and dispose of Plan assets.
(gg)	“Key Employee” means a Member who is a “Key Employee,” as defined in Code subsection 416(i).

(hh)	“Leased Employee” means any individual who is not an Employee of an Employer or a Controlled Group Member and who provides services for the Employer or a Controlled Group Member if—
(1)	such services are provided pursuant to an agreement between the Employer or a Controlled Group Member and any other person;

(2)	such individual has performed such services for the Employer or a Controlled Group Member (or a related person within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year; and

(3)	effective January 1, 1997, such services are performed under the primary direction and control of the Employer or nonparticipating Control Group Member.
(ii)	“Leave of Absence” means an absence from work which is not treated by the Employer as a termination of employment or which is required by law to be treated as a leave of absence.

(jj)	“Matching Contribution” means—
(1)	Prior to July 1, 2001, the contribution made on behalf of each Participant, who is employed by that Employer during that month, in an amount equal to 50 percent of the first 4 percent of Compensation which has been contributed as a Basic Contribution to the Plan on behalf of such Participant for that month, not to exceed 2 percent of Compensation for any Participant for that month.

(2)	Effective July 1, 2001—
(A)	Officers and Directors. “Matching Contribution” means the contribution made on behalf of each salaried Participant who is employed as an officer or director of the Employer during that month, in an amount equal to 100 percent of the first 1 percent of Compensation which has been contributed as a Basic Contribution to the Plan on behalf of such Participant for that month, not to exceed $1,000 for any calendar year.

(B)	Salaried Employees Participating in the Burger King Retirement Plan. “Matching Contribution” for any salaried Employee who—
(i)	is not employed as an officer or director of the Employer; and

(ii)	is 40 years of age or older on June 30, 2001 and elected to continue participation in the Burger King Retirement Plan effective July 1, 2001, means the contribution made on behalf of such Participant, who is employed by that Employer during that month, in an amount equal to 50 percent of the first 4 percent of Compensation which has been contributed as a Basic Contribution to the Plan on behalf of such Participant for that month, not to exceed 2 percent of Compensation for any Participant for that month.
(C)	Other Employees. “Matching Contribution” for any Employee paid at an hourly rate and for any salaried Employee who—
(i)	is not employed as an officer or director of the Employer; and

(ii)	satisfies either (a) or (b) where—
(a)	is an Employee who was 40 years of age or older on June 30, 2001 and elected to freeze his benefit under the Burger King Retirement Plan effective July 1, 2001; or

(b)	is a salaried Employee under age 40 on June 30, 2001,
means the contribution made on behalf of such Participant, who is employed by that Employer during that month, in an amount equal to 100 percent of the first 6 percent of Compensation which has been contributed as a Basic Contribution to the Plan on behalf of such Participant for that month, not to exceed 6 percent of Compensation for any Participant for that month.
(kk)	“Matching Contribution Account” means the Account maintained in the Participant’s name in which Matching Contributions are placed.

(ll)	“Maternity or Paternity Absence” means an Employee’s absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement. The foregoing definition shall also apply to an absence from employment, not to exceed 12 weeks, for which an Employee is entitled to leave under section 102(a) of the Family and Medical Leave Act for maternity or paternity reasons stated above or for purposes of caring for a spouse, child, or parent (but not parent-in-law) who has a serious health condition or because of the Employee’s own serious health condition.
(mm)	“Member” means a Participant, or a former Participant or alternate payee who still has an Account balance in the Plan.

(nn)	“Member of a Collective Bargaining Unit” means any Employee who is included in a collective bargaining unit and whose terms and conditions of employment are covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such Employee and the Employer, unless such collective bargaining agreement makes this Plan applicable to such Employee.

(oo)	“Minimum Employer Contribution” has the meaning set forth in section 15.3.

(pp)	“Monthly Accounting Date” means the last business day of each calendar month.

(qq)	“Non-Elective Contribution” means an Employer Contribution made to the Accounts of Participants as provided in subsection 4.2(b).

(rr)	“Non-Elective Contribution Account” means the Account maintained in a Participant’s name in which Non-Elective Contributions are placed.

(ss)	“Non-Highly Compensated Employee” means, for any Plan Year, any Employee of the Employer or a Controlled Group Member who—
(1)	at any time during the Plan Year was an Employee eligible to make Basic Contributions; and

(2)	was not a Highly Compensated Employee for such Plan Year.
(tt)	“Normal Retirement Age” means a Participant’s sixty-fifth birthday.

(uu)	“One-Year Break in Service” means a Participant is not in the employ of an Employer or Controlled Group Member for a period of 12 consecutive months following his or her termination of employment, except as may be provided for in a Maternity or Paternity Absence.

(vv)	“Participant” means—
(1)	with respect to Basic and Matching Contributions, an Eligible Employee who has signed and filed an application in accordance with section 3.3; or

(2)	with respect to Non-Elective Contributions, an Eligible Employee with respect to whom a Non-Elective Contribution has been made pursuant to subsection 4.2(b).

(ww)	“Plan” means the Burger King Savings Plan, together with any amendments, schedules or supplements thereto.

(xx)	“Plan Administrator” means the Benefits Committee of the Company (“Committee”).

(yy)	“Plan Year” means the 12-month period beginning on January 1 and ending on the following December 31.

(zz)	“Predecessor Company” means any corporation or other entity the stock, assets, or business of which is acquired by an Employer, whether by merger, consolidation, purchase of assets, or otherwise, and any predecessor thereto designated by the Committee.
(aaa)	“Prior Plan Account” means the Account maintained in a Participant’s name in The Pillsbury Stock Purchase and Investment Plan, a predecessor plan, on June 1, 1982.

(bbb)	“Reemployed Participant” shall have the meaning as set forth in section 10.1.

(ccc)	“Remainder” means the amount by which a Participant’s Matching Contribution Account is reduced under subsection 9.2(b).

(ddd)	“Rollover Account” means an account in which the Trustee places rollover amounts described in section 402(c) of the Code, rollover contributions described in section 408(d)(3) of the Code and benefits of a Participant under another plan which meets the requirements of section 401(a) of the Code.

(eee)	“Self-Directed Fund” means the Investment Fund which contains investments in common stock and other forms of securities as transferred to the Plan from the Pillsbury Savings Plan pursuant to section 12.11; provided that such investments shall remain in the Self-Directed Fund in the Plan until they are disposed of at the direction of the Participant or Beneficiary. The proceeds from such disposition shall be allocated to other Investment Funds in the Plan in accordance with the Participant’s or Beneficiary’s directions and no such proceeds shall remain in the Self-Directed Fund of the Plan.

(fff)	“Settlement Date” means the date on which the first of the following events occurs:
(1)	the date of the Participant’s retirement on or after attaining his or her Normal Retirement Age;

(2)	the date of the Participant’s retirement on or after attaining age 55 with at least five Years of Vesting Service, but before attaining age 65;

(3)	the date of the Participant’s Disability at any age;

(4)	the date of the Participant’s death; or

(5)	the date the Participant resigns or is dismissed from the employ of all of the Employers before retirement and for a reason other than Disability or death.
If a Participant is transferred from employment with an Employer to employment with a Controlled Group Member, then for the purpose of determining when his or her Settlement Date occurs, his or her employment with such Controlled Group Member (or any Controlled Group Member to which he is subsequently transferred) shall be considered as employment with an Employer.
(ggg)	“Share Account” means a separate subaccount of the Diageo ADS Fund maintained for Participants which contains Diageo ADSs allocated to Participants.

(hhh)	“Special Accounting Date” means any date designated as such by the Committee or a date of termination as provided for in section 13.3.

(iii)	“Surviving Spouse” means the person to whom the Participant is married at the date of the Participant’s death.

(jjj)	“Top-Heavy Plan” shall have the meaning as set forth in section 15.2.

(kkk)	“Trust Agreement” means the Burger King Savings Plan Trust Agreement.

(lll)	“Trust Fund” means all money, stocks, bonds, securities, and other property held or acquired by the Trustee in accordance with the Plan and Trust Agreement.

(mmm)	“Trustee” means the bank or trust company selected and appointed as custodian of Plan assets and to administer the Plan, in whole or in part, as provided hereinafter.

(nnn)	“Year of Vesting Service” means the 12-month period ending on the anniversary of the Participant’s hire date. If a Participant has a One-Year Break in Service and returns to work, a Year of Vesting Service shall also include the 12-month period ending on the anniversary of the Participant’s rehire date.

Article 3. Eligibility and Participation
3.1 Eligibility
(a)	Continuing Participation. Subject to the conditions and limitations of the Plan, each Employee of the Company who was a Participant in the Plan immediately preceding January 1, 2001, will automatically continue to be a Participant on January 1, 2001.

(b)	New Participants. Beginning January 1, 2001, each other Employee of any Employer will become eligible to participate in the Plan on the first day of the month next following the date he meets all of the following requirements:
(1)	he is—
(A)	a full-time or part-time salaried Employee of the Employer; or

(B)	an hourly Employee of the Employer.
(2)	he reaches age 21 and completes 1,000 Hours of Service during the 12-month period ending on the first anniversary of his date of hire;

(3)	he is not a Leased Employee; and

(4)	he is not a member of a Collective Bargaining Unit.
For purposes of this section 3.1, an Employee who is age 21 and who has not completed 1,000 Hours of Service as of the first anniversary of his date of hire, shall become eligible to participate in the Plan on the first of the month next following the month in any subsequent calendar year (commencing with the first calendar year next following his date of hire) during which he has completed 1,000 Hours of Service.
The Company may provide, in a nondiscriminatory manner, that in determining eligibility for certain Employees hired in connection with the acquisition by the Company of stock or assets of a Predecessor Employer, service with the Predecessor Employer shall be treated as service with an Employer.
In determining the eligibility of a salaried Employee hired in connection with the acquisition by the Company of a previously franchisee-owned Burger King restaurant, section 3.1(b)(2) shall be applied as though Hours of Service and the Employee’s date of hire with the Predecessor Employer were Hours of Service and the Employee’s date of hire with the Employer. Such an Employee who, prior to becoming an Employee, had 1,000 Hours of Service as of the first anniversary of his date of hire with the Predecessor Employer (or 1,000 Hours of Service in any calendar year beginning after his date of hire with the Predecessor Employer), and who otherwise meets the eligibility requirements of this section 3.1, shall become eligible to participate on his date of hire with the Employer.

3.2 Election to Participate with Respect to Basic and Matching Contributions
Participation in the Plan with respect to Basic and Matching Contributions is optional on the part of Eligible Employees. To become such a Participant, an Eligible Employee must sign and file with the Committee an application furnished by the Committee. The application shall authorize an Employer—
(a)	to reduce the Employee’s Compensation by an amount provided by section 2.1(d); and

(b)	to contribute such amounts to the Plan as a Basic Contribution.
The amount of the Basic Contribution to be made pursuant to a Participant’s election shall reduce the compensation otherwise payable to him by an Employer. It shall be each Eligible Employee’s obligation to request and file an application from the Committee if he desires to join the Plan.
3.3 Filing of Participation Elections
An Eligible Employee may join the Plan and become a Participant with respect to Basic and Matching Contributions as of the date he meets the requirements of section 3.1 by signing an application and filing it at such time and in such manner as the Committee shall determine. If an Eligible Employee does not join the Plan as of the date he first meets the requirements of section 3.1, he may join the Plan and become a Participant with respect to Basic and Matching Contributions as of the first day of any subsequent month (if he then meets the requirements of subsections 3.1(b)(1), (3), and (4)) by signing an application and filing it at such time and in such manner as the Committee shall determine.
3.4 Suspension of Participation
A Participant may suspend his participation in the Plan with respect to Basic and Matching Contributions as of the first day of any calendar month by signing a form and filing it with the Committee at such time and in such manner as the Committee shall determine. A Participant who has suspended his participation in the Plan with respect to Basic and Matching Contributions shall be called an Inactive Participant.
3.5 Change in Basic Contribution
Subject to the limitations contained in section 3.2 and the provisions of section 3.4, a Participant may change the amount of his or her Basic Contribution by signing a form and filing it with the Committee at such time and in such manner as the Committee shall determine. There shall be no limit on the number of changes in the amount of Basic Contributions during any calendar year.
3.6 Absence for Reasons of Maternity and Paternity
In the case of a Maternity or Paternity Absence, the one-year periods beginning on the first day of such absence and the first anniversary thereof shall not constitute a One-Year Break in Service. The Committee may require the Employee to furnish such information as the

Committee considers necessary to establish that the Employee’s absence was for a Maternity or Paternity Absence. In the case of Maternity or Paternity Absence a One-Year Break in Service shall not be deemed to have occurred until the earliest of—
(a)	the date on which an Employee’s approved Leave of Absence (if any) for maternity or paternity as granted by his Employer has terminated;

(b)	the date an Employee notifies his Employer that he will not be returning to eligible employment as defined in section 3.1; or

(c)	the date that an Employee terminates eligible employment as defined in section 3.1 for maternity or paternity reasons and no approved Leave of Absence has been granted by the Employer.
3.7 Leased Employees
A person who is a Leased Employee of an Employer or nonparticipating Controlled Group Member will not be considered an Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A Leased Employee will be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization. However, if a Leased Employee participates in the Plan as a result of subsequent employment with an Employer, the Leased Employee will receive credit for service for his employment as a leased employee. Notwithstanding the preceding provisions of this section, a Leased Employee will be treated as an Employee for purposes of applying the requirements described in Code paragraph 414(n)(3) and for purposes of determining the number and identity of Highly Compensated Employees.

Article 4. Contributions
4.1 Basic Contributions
Subject to the provisions of section 4.10, for each calendar month (but no earlier than the month as of which it adopts the Plan), each Employer shall make Basic Contributions in accordance with section 3.2.
4.2 Matching and Non-Elective Contributions
(a)	Matching Contributions. Subject to the provisions of sections 4.11 and 9.4, for each calendar month (but no earlier than the month as of which it adopts the Plan) each Employer shall make a Matching Contribution on behalf of each Participant who is employed by that Employer during that month and upon whose behalf the Employer has made a Basic Contribution for such month.

(b)	Non-Elective Contributions. For any Plan Year, the Employers may make Non-Elective Contributions to the Plan in an amount determined by the Company’s Board of Directors. Such Non-Elective Contributions may be made on behalf of all Participants or on behalf of Non-Highly Compensated Employees only, as determined by the Board of Directors, and shall be allocated among the Participants on whose behalf such Non-Elective Contributions are made in accordance with the ratio that each such Participant’s Compensation bears to the Compensation of all such Participants.
4.3 Restrictions on Contributions
All Matching Contributions and Non-Elective Contributions for any Plan Year which are paid or payable to the Trustee shall be made from the Employer’s net income (i.e., its net profit before federal and state taxes on income) for that Plan Year, or its accumulated profits (i.e., its net profits after federal and state taxes on income which have been accumulated and retained in the business), or from any unallocated Remainders, or from any combination thereof. Each Employer’s contribution for a Plan Year which is paid or payable to the Trustee is conditioned on its deductibility under section 404 of the Code, shall comply with the limitations set forth in sections 4.10 and 4.12 hereof, and shall not exceed an amount equal to the maximum amount deductible by the Employer for that year for purposes of federal taxes on income.
4.4 Substitute Contributions
If, because of the limitations specified in the first sentence of section 4.3, an Employer is prevented from making all or any part of its contributions pursuant to sections 4.1 and 4.2 for any Plan Year, then so much of such contribution as the Employer is so prevented from making may be made by the other Employers (if authorized by the Company) in such manner as the Company shall specify. In any case in which section 404(a)(3)(B) of the Code would allow deductions by the Employers for contributions made on behalf of an Employer prevented from making all or any part of its contribution, the Company shall specify a manner of making substitute contributions which is consistent with the provisions of said section. For all purposes of the Plan, any contributions made by any Employer in accordance with this section on behalf of an Employer prevented from making all or any part of its contribution shall be considered as having been made by the Employer prevented from making its contribution.
4.5 Payment of Contributions
Each Employer’s Basic Contribution for any calendar month shall be payable as soon as practicable, but no later than the fifteenth day of the calendar month following the reduction in Participants’ pay that gave rise to such Basic Contribution. Each Employer’s Matching Contributions for any calendar month, if not paid by the end of that month, shall be payable as soon as practicable thereafter, without interest, but no later than 90 days after the end of the month.
4.6 Verification of Contributions
If for any reason the Company decides to verify the correctness of any amount or calculation relating to an Employer’s contribution for any Plan Year, the certification of an independent accountant selected by the Company as to the correctness of any such amount or calculation shall be conclusive on all persons.
4.7 No Interest in Employer
The Employer shall have no right, title, or interest in the Trust Fund, nor will any part of the Trust Fund at any time revert or be repaid to an Employer, unless—
(a)	the Internal Revenue Service initially determines that the Plan, as applied to such Employer, does not meet the requirements of section 401(a) of the Code, in which event the contributions made to the Plan by such Employer shall be returned to it;

(b)	a contribution is made by such Employer by mistake of fact and such contribution is returned to the Employer within one year after payment to the Trustee;

(c)	contributions which are expressly conditioned upon deductibility under Code section 404, are disallowed in whole or in part as a deduction under Code section 404, then to the extent a contribution is disallowed it may be returned to the Employer within one year after the disallowance;

(d)	a contribution is refunded pursuant to section 4.10, 4.11, or 4.12 by the last day of the Plan Year following the close of the Plan Year in which the contribution was made; or

(e)	there are amounts remaining in the Excess Remainder Suspense Account upon termination of the Plan.
The amount of any contribution that may be returned to an Employer pursuant to subsection (b), (c), or (d) above must be reduced by any portion thereof previously distributed from the

Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant’s Account balances to be less than the amount of such balances had such contribution not been made under the Plan.
4.8 Allocation of Basic and Matching Contributions
Each Employer’s Basic Contribution, as established under section 4.1, and each Employer’s Matching Contribution, as established under subsection 4.2(a) will be allocated to the Participant on whose behalf such contribution was made as of the Daily Accounting Date upon which it is received by the Trustee.
4.9 Allocation of Non-Elective Contributions
Each Employer’s Non-Elective Contribution, if any, made under subsection 4.2(b), will be allocated to the Participant on whose behalf such contribution was made as of the Special Accounting Date designated by the Company’s Board of Directors, but not later than the last day of the Plan Year for which such contribution is made.
4.10 Limitations on Basic Contributions
Basic Contributions shall be limited as follows:
(a)	In no event shall any Employer make Basic Contributions for any calendar year, with respect to any Participant, in excess of $10,500 for 2001. Such amount shall be increased as provided by Code section 402(g) through 2005 and thereafter adjusted by the Secretary of the Treasury to reflect increases in the cost of living. This limit will be applied by aggregating all plans and arrangements maintained by the Company and all Controlled Group Members that provide for elective deferrals (as defined in Code subsection 402(g)). If this limit would be exceeded by contributions to this Plan, the Committee shall distribute the amount of the excess (plus earnings thereon) to the Member. If this limit would be exceeded by the contribution of excess elective deferrals to this Plan and to the plan of another employer, the Committee will distribute the amount of the excess (plus earnings thereon) to the Member if the Member provides the Committee with a written claim requesting a refund of the excess on or before March 1 of the following calendar year. Excess elective deferrals means elective deferrals (under Code paragraph 402(a)(8)) in excess of the annual limit on elective deferrals in Code subsection 402(g). The Committee may require additional proof regarding the existence of excess elective deferrals. A distribution of excess elective deferrals, adjusted for earnings and losses, will be made no later than the April 15 of the calendar year following the calendar year in which the excess elective deferrals were made.

(b)	In no event will any Employer make Basic Contributions for any Plan Year that would cause the Actual Deferral Percentage of the group of Highly Compensated Employees eligible to participate in the Plan (referred to for purposes of this section 4.10(b) as “Eligible Employees”) to exceed the greater of—

(1)	1 1/4 times the Actual Deferral Percentage of the group of all other Eligible Employees for the preceding Plan Year; or

(2)	the lesser of—
(A)	two times the Actual Deferral Percentage of the group of all other Eligible Employees for the preceding Plan Year; or

(B)	the Actual Deferral Percentage of the group of all other Eligible Employees for the preceding Plan Year plus two percentage points.
The Actual Deferral Percentage of each group of Eligible Employees for any Plan Year will be the average of the ratios (calculated separately for each Eligible Employee in each group) of—
(i)	the Basic Contributions made on behalf of each Eligible Employee for the Plan Year to

(ii)	the Eligible Employee’s Compensation (earned while the Employee was eligible to participate in the Plan) for the Plan Year.
Notwithstanding the provision in Code section 401(k)(3)(A), the Company elects, with respect to the 2001 and later Plan Years, to determine the Actual Deferral Percentage of Non-Highly Compensated Employees based on Basic Contributions and Compensation for the current Plan Year.
To the extent necessary to conform to this limitation, the Committee shall reduce Basic Contributions made on behalf of the Highly Compensated Employees. The total amount of the reduction will be determined by reducing the deferral ratio of the Highly Compensated Employee with the highest deferral ratio to the higher of the deferral ratio necessary to satisfy the limitation or the deferral ratio of the Highly Compensated Employee with the next highest deferral ratio. This process will be repeated until the limitation is satisfied. The reduction so calculated will be allocated to some or all Highly Compensated Employees by reducing the Basic Contributions of the Highly Compensated Employee with the highest dollar amount of Basic Contributions by the lesser of the total amount of the required reduction or the amount required to cause that Participant’s Basic Contributions to equal those of the Highly Compensated Employee with the next highest dollar amount of Basic Contributions. This process will be repeated until the entire amount of the reduction has been allocated.
Any reduction in the Basic Contributions allocated to any Participant will be refunded to the Participant as soon as administratively possible, as provided in rules adopted by the Committee (amounts refunded within 2 1/2 months after the Plan Year in which the Basic Contributions were made are not subject to excise tax under Code section 4979). In no event, however, will the excess contributions be left undistributed any later than the last day of the Plan Year following the Plan Year in which the excess contributions were made.
(c)	Net earnings or losses to be refunded with the Basic Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which such contributions were made. The net earnings or losses for the Plan Year shall be equal to the amount determined by multiplying—
(1)	the balance of the Participant’s Basic Contribution Account as of the last day of the Plan Year reduced, but not below zero, by the denominator of the fraction determined under paragraph (2) below; times

(2)	a fraction, the numerator of which is the amount of the Participant’s Basic Contributions to be refunded and the denominator of which is the sum of the balance of the Participant’s Basic Contribution Account as of the first day of the Plan Year, plus the amount (before any refund) of the Participant’s Basic Contributions during the Plan Year.
(d)	All Basic Contributions made under this Plan and all before-tax contributions made under any other plan that is aggregated with this Plan for purposes of Code sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code section 401(k), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as though they were a single plan. The Actual Deferral Percentage ratios of any Highly Compensated Employee will be determined by treating all plans subject to Code section 401(k) under which the Highly Compensated Employee is eligible as a single plan.

(e)	The Committee may adopt such rules as it deems necessary or desirable to comply with regulations prescribed by the Secretary of the Treasury, and to impose limitations at any time during the Plan Year on the amount of Basic Contributions elected by Participants pursuant to section 4.1 for the purpose of avoiding the necessity of adjustments pursuant to this section 4.10 and section 6.6.
4.11 Code Section 401(m) Limitations on Matching Contributions
Notwithstanding any other provision to the contrary, the Matching Contributions for the Highly Compensated Employees (after any reduction under subsection 4.10(b)) shall be reduced in accordance with the following provisions:
(a)	In no event will Matching Contributions for any Plan Year be made that would cause the Contribution Percentage of the group of Highly Compensated Employees eligible to participate in the Plan (referred to for purposes of this section 4.11(a) as “Eligible Employees”) to exceed the greater of—
(1)	1 1/4 times the Contribution Percentage of the group of all other Eligible Employees for the preceding Plan Year; or

(2)	the lesser of—
(A)	two times the Contribution Percentage of the group of all other Eligible Employees for the preceding Plan Year; or

(B)	the Contribution Percentage of the group of all other Eligible Employees for the preceding Plan Year plus two percentage points.
The Contribution Percentage of each group of Eligible Employees for any Plan Year will be the average of the ratios (calculated separately for each Eligible Employee in each group) of—
(i)	the Matching Contributions made on behalf of each Eligible Employee for the Plan Year to

(ii)	the Eligible Employee’s Compensation (earned while the Employee was eligible to participate in the Plan) for the Plan Year.
Notwithstanding the provision in Code section 401(m)(2)(A), the Company elects, with respect to the 2001 and later Plan Years, to determine the Contribution Percentage of Non-Highly Compensated Employees based on Matching Contributions and Compensation for the current Plan Year.
To the extent necessary to conform to this limitation, the Plan Administrator will reduce and allocate Matching Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method used in section 4.10. Any such reduction in Matching Contributions allocated to any Participant will be paid to the Participant, within the time limits for refunds of Basic Contributions set forth in section 4.10.
(b)	Net earnings or losses to be treated as a Remainder shall be equal to the net earnings or losses on such Contributions for the Plan Year in which the Contributions were made. Net earnings or losses shall be determined in the same manner as in section 4.10(c), except that the phrases “Matching Contribution” and “Matching Contribution Account” shall be substituted for the phrases “Basic Contribution” and “Basic Contribution Account” wherever used therein.

(c)	Any Matching Contributions which are treated as a Remainder pursuant to this section 4.11 shall be used to reduce the Matching Contributions in section 4.2(a).

(d)	All Matching Contributions made under this Plan and all matching contributions made under any other plan that is aggregated with this Plan for purposes of Code sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code section 401(m), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as though they were a single plan. The Contribution Percentage ratio of any Highly Compensated Employee will be determined by treating all plans subject to Code section 401(m) under which the Highly Compensated Employee is eligible as a single plan.

(e)	For purposes of satisfying the limits on contributions described in this section 4.11 and section 4.12, Compensation means an Employee’s compensation as defined in Code subsection 414(s). The Compensation of each Employee that may be taken into account under the Plan will not exceed the first $170,000 ($200,000 effective January 1, 2002) of an Employee’s Compensation (as adjusted by the Secretary of the Treasury under Code paragraph 401(a)(17)).

(f)	The Plan Administrator may comply with the requirements of this section by combining contributions under any other defined contribution plan maintained by the Company or any Controlled Group Member. Any such combination will be done in compliance with the guidelines, if any, established by the Secretary of the Treasury. To the extent permitted by applicable regulations, the Plan Administrator may elect to take Basic Contributions into account in applying the Contribution Percentage test of subsection (c).

(g)	The Plan Administrator may take such additional action as it considers appropriate to ensure compliance with the requirements of this section. Such action may include, but is not limited to, reducing the maximum amount of Basic Contributions that can be contributed on behalf of or by any group of Highly Compensated Employees.

(h)	For Plan Years beginning prior to January 1, 2002, the Plan will not be treated as complying with the limits in this section 4.11 if—
(1)	the Actual Deferral Percentage of the group of Participants who are Highly Compensated Employees only complies with the limits in section 4.10(b)(2)(B);

(2)	the Contribution Percentage of the group of Participants who are Highly Compensated Employees only complies with the limit in section 4.11(a)(2)(B); and

(3)	the sum of the Actual Deferral Percentage and Contribution Percentage of the group of Participants who are Highly Compensated Employees exceed the “Aggregate Limit.”

For purposes of subsection (d) above, the “Aggregate Limit” means the sum of—
(A)	1 1/4 times the greater of the Actual Deferral Percentage or Contribution Percentage of the group of all other Participants for the preceding Plan Year; and

(B)	the lesser of—
(i)	two times the lesser of the Actual Deferral Percentage or Contribution Percentage of the group of all other Participants for the preceding Plan Year; or

(ii)	the sum of two percentage points and the lesser of the Actual Deferral Percentage or Contribution Percentage of the group of all other Participants for the preceding Plan Year.
This paragraph (h) shall not apply to Plan Years beginning on or after January 1, 2002.
(i)	For purposes of the limitations described in sections 4.10(b) and 4.11(a), the Plan Administrator may elect to use the deferral ratio and/or contribution ratio for the group of Participants other than Highly Compensated Employees for the Plan Year being tested, rather than the preceding Plan Year, provided that once such an election is made it may not be changed, except as provided by the Secretary of the Treasury.
4.12 Code Section 415 Limitations on Contributions
For the purpose of complying with the restrictions on annual additions to defined contribution plans imposed by section 415 of the Code, the amounts allocated to each Participant’s Accounts shall, as of the last day of the Plan Year, be subject to special accounting procedures as follows:
(a)	For each Participant there shall be computed a maximum contribution (including Remainders which are treated as Matching Contributions pursuant to section 9.4), which shall be—
(1)	for Plan Years beginning prior to January 1, 2002, the lesser of 25 percent of his taxable compensation (as defined in Code section 415(c)) for the Plan Year or $35,000 (adjusted as provided in subsection 4.12(e)); and

(2)	for Plan Years beginning on or after January 1, 2002, the lesser of 100 percent of his taxable compensation (as defined in Code section 415(c)) for the Plan Year, or $40,000 (adjusted as provided in subsection 4.12(e)).
The applicable dollar limitation shall be reduced by—

(A)	amounts allocated to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a defined benefit Plan maintained by an Employer or Controlled Group Member; or

(B)	amounts attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in section 401(h)(6) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer or a Controlled Group Member.
(b)	If the maximum contribution for a Participant equals or exceeds the allocation for that Participant pursuant to Article 4, an amount equal to the allocation shall be allocated to the Participant’s respective Accounts.

(c)	If the allocation for a Participant pursuant to Article 4 is in excess of the maximum contribution for the Participant, the amount of his Basic Contribution in excess of 4 percent (elected pursuant to section 4.2) shall be reduced and paid to each affected Employee in an amount equal to the lesser of such excess or such Basic Contribution. If the maximum contribution for the Participant equals or exceeds the allocation after the refund described in the preceding sentence, then the remaining allocation after such refund shall be allocated to the Participant’s respective Accounts.

(d)	If the allocation for a Participant continues to be in excess of the maximum contribution for the Participant after the refund described in subsection 4.12(c) above, the remaining amount of his Basic Contribution and his Matching Contribution allocated to the Participant’s Accounts together with any income thereon shall be proportionately reduced on a pro rata basis and the amount of the Basic Contribution thereof be paid to each affected Participant.

(e)	The dollar amount referred to in subsection 4.12(a) above shall be adjusted to one-fourth of the dollar amount of the defined benefit dollar limitation under section 415(b)(1) of the Code, if greater, in accordance with regulations prescribed by the Secretary of the Treasury.

(f)	Any Remainder which cannot be allocated by reason of this section 4.12 shall be carried in an Excess Remainder Suspense Account and applied to reduce Matching Contributions in succeeding Plan Years in order of time. Any Matching Contribution which cannot be allocated because of the foregoing limitations shall be applied to reduce Matching Contributions in succeeding Plan Years, in order of time.

(g)	For purposes of applying the requirements of Code section 415 to the Plan, the Plan Year shall be the “limitation year.”

Article 5. Trust Fund and Investment Funds
5.1 The Trust Fund and the Investment Funds
The Trust Fund may consist of one or more of the following Investment Funds: the Income Fund, the Equity-Capital Appreciation Fund, the Equity-Growth and Income Fund, the Self Directed Fund, the Diageo ADS Fund, or any other fund the Committee directs the Trustee to establish. The Committee, in its discretion, may direct the Trustee to establish such other Investment Funds or to terminate any existing Investment Funds. The Committee may select and terminate managers of such funds, as it shall from time to time consider appropriate and in the best interests of the Participants. Pending investment, reinvestment, or distribution as provided in the Plan, the Trustee may temporarily retain the assets of any one or more of the Investment Funds in cash, commercial paper, short-term government obligations, or (unless directed to the contrary by the Committee) undivided interests or participations in common or collective short-term investment funds, including a short-term investment fund of the Trustee.
5.2 Investment Fund Elections and Transfers
Each Participant’s share of the Basic and Matching Contributions shall be invested in the Investment Funds in accordance with the Participant’s investment election. A Participant may change his investment election as to future Basic and Matching Contributions on any business day. A Participant or his or her Beneficiary may elect that all or a part of the interest of his or her Prior Plan Account, Basic Contribution Account, and his or her Matching Contribution Account held in an Investment Fund shall be liquidated and the proceeds thereof transferred to one or more of the other Investment Funds. Such investment elections and transfers between Investment Funds may be made on a daily basis, shall be made in such a manner, as the Committee shall determine, and shall be effective only in accordance with such rules as the Committee shall establish from time to time.
5.3 Self-Directed Fund
Those Participants and Beneficiaries who were participants in the Pillsbury Savings Plan as of September 30, 1990 and who had all or a part of his accounts in the Pillsbury Savings Plan invested in its self-directed fund as of such date shall have the assets held in the Pillsbury Savings Plan Self-Directed Fund transferred to the Self-Directed Fund maintained by the Plan as of October 1, 1990. No other transfers into the Plan’s Self-Directed Fund will be permitted. When a Participant or Beneficiary directs the brokerage firm to dispose of any assets held in the Self-Directed Fund, the net proceeds from such disposition shall be transferred from the Self-Directed Fund to such other Investment Funds as the Participant or Beneficiary selects and no such proceeds shall remain in the Self-Directed Fund. The Committee will select a brokerage firm to act as a custodian for and to handle dispositions of assets transferred to the Self-Directed Fund. Expenses (such as brokerage fees) incurred in connection with the investment and disposition of the assets of the Self-Directed Fund shall be paid out of such fund and charged to the respective Participant’s Account. To facilitate the administration of such funds, the Committee may direct the Trustee to establish such brokerage or other accounts as the Committee deems appropriate. Title to the securities and other assets in each the Self-Directed Fund shall at all times belong to the Trustee.

Article 6. Accounting
6.1 Separate Accounts
The Plan shall maintain for each Participant, as appropriate, a separate Prior Plan Account, a separate Basic Contribution Account, a separate Matching Contribution Account, a separate Non-Elective Contributions Account, and a separate Rollover Account. Each Account, where appropriate, shall be credited with the amount of contributions, Remainders, interest, and earnings of the Trust Fund allocated to such Account and shall be charged with all distributions, withdrawals, and losses of the Trust Fund allocated to each such Account. In addition, the Plan will maintain separate subaccounts, such as the Cash Account and the Share Account, which reflect the value of the Participant’s interest in each of the respective Investment Funds. The Plan may also maintain such other accounts in the names of Participants or otherwise as the Committee considers advisable.
6.2 Adjustment of Participant’s Accounts
The Committee shall make adjustments of Participant’s Accounts as of the Accounting Dates specified below:
(a)	Each Participant’s Account shall be credited or charged with any increase or decrease in the value of his shares in the Equity-Capital Appreciation Fund or the Equity-Growth and Income Fund as determined by the Trustee as of each Daily Accounting Date.

(b)	Each Participant’s Accounts shall be credited or charged with their pro rata share of any increase or decrease in the value of the Income Fund, as determined by the Trustee, as of each Daily Accounting Date.

(c)	Each Participant’s Accounts shall be credited or charged with any increase or decrease in value of their investments in the Self-Directed Fund, as determined by the Trustee, as of each Monthly Accounting Date.

(d)	Each Participant’s Basic Contribution Account shall be credited as of each Daily Accounting Date with the portion of the Basic Contribution that is allocable as of that date under section 4.8.

(e)	Each Participant’s Matching Contribution Account shall be credited as of each Daily Accounting Date with the portion, if any, of the Matching Contribution that is allocable as of that date under section 4.8.

(f)	All payments or distributions shall be charged to the applicable Participant’s Accounts as of the Daily Accounting Date upon which such distribution or payment is made.

(g)	The appropriate Investment Fund transfers as provided in section 5.2 shall be made to each Participant’s Accounts as of each Daily Accounting Date.

(h)	Each Participant’s Account shall be credited or charged with any increase or decrease in the value of the Cash Account of the Diageo ADS Fund, as determined by the Trustee, as of each Daily Accounting Date.

(i)	Each Participant’s Accounts shall be credited or charged with any increase or decrease in the value of the Diageo ADSs held in the Share Account of the Diageo ADS Fund, as determined by the Trustee, of each Daily Accounting Date.

(j)	Each Participant’s Non-Elective Contribution Account shall be credited as of any Special Accounting Date with the portion, if any, of the Non-Elective Contribution that is allocable as of that date under section 4.9.
6.3 Rollovers and Transfers from Other Plans
(a)	Rollovers. At the direction of the Committee, and in accordance with such rules as the Committee may establish from time to time, rollover amounts described in section 402(c) of the Code, rollover contributions described in section 408(d)(3) of the Code, and benefits of a Participant under another plan which meets the requirements of section 401(a) of the Code may be received by the Trustee, and will be credited to the Rollover Account of the appropriate Participant. Employees who are within the class of Employees eligible to participate in the Plan, as described in section 3.1, but who have not yet completed 1,000 Hours of Service may make rollover contributions under this section. Such Employees shall be treated as Participants only with respect to such rollover contributions, and shall not be eligible for any other contributions or benefits under the Plan until the requirements of section 3.1 are met. Any amount received by the Trustee for a Participant in accordance with the preceding sentence shall be adjusted from time to time in accordance with section 6.2 and shall be fully vested (subject to investment experience) in the Participant for whom it is held under the Plan. In no event shall any amount be transferred, either directly or indirectly, to the Trustee under this subsection 6.3(a) from a defined benefit pension plan or money purchase pension plan.

(b)	Trust-to-Trust Transfers from Controlled Group Member Plans. Participants who transfer employment to the Employer from another Controlled Group Member may elect to transfer their account balances under a qualified defined contribution plan maintained by the other Controlled Group Member to the Plan. Amounts so transferred shall be allocated to the Accounts which correspond to the type of contribution transferred. (Thus, amounts which are “elective contributions” under Code section 401(k) shall be allocated to the Basic Contributions Account, “matching contributions” under Code section 401(m) shall be allocated to the Matching Contributions Account, etc.). Amounts so transferred shall be subject to all rights, restrictions, and features (including vesting provisions) applicable to similar amounts contributed to and held under the Plan. The Committee may establish such nondiscriminatory restrictions and rules applicable to such transfers as it may determine to be necessary or desirable to maintain the qualified status of the Plan (and the Controlled Group Member’s plan) under the Code. In no event shall any amount be transferred to the Trustee under this subsection 6.3(b) from a defined benefit pension plan or money purchase pension plan.
6.4 Charging Payments and Distributions
All payments or distributions made to a Participant, his Beneficiary, or an alternate payee pursuant to a qualified order as described in section 9.13 will be charged to the appropriate Accounts of such Participant, Beneficiary, or alternate payee as of the Daily Accounting Date immediately preceding the date upon which the check for such payment or distribution is cut.
6.5 Statement of Account
As soon as practicable after the last day of each Plan Year, each Participant will be furnished with a statement reflecting the condition of his Accounts in the Trust Fund as of that date. No Participant, except one authorized by the Committee, shall have the right to inspect the records reflecting the Accounts of any other Participant.
6.6 Combined Benefit Limitations
In any Plan Year beginning prior to January 1, 2000, if a Participant also participates in a defined benefit plan of an Employer, then in no event shall the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Plan Year exceed 1.0. If, but for the foregoing limitations, the sum of a Participant’s defined benefit plan fraction and defined contribution plan fraction would exceed 1.0, the benefits that otherwise would have been payable to the Participant under the defined benefit plans of the Employers in which he participates will be adjusted to the extent necessary so that the sum of such fractions does not exceed 1.0; provided, however, that such benefits shall not be reduced below the amount accrued on the last day of the Plan Year which began prior to January 1, 1990 (determined as though the Participant terminated employment on that date). The “defined benefit plan fraction” and “defined contribution plan fraction” shall have the meaning provided in Code section 415(e), as in effect before 2000.
6.7 Allocation to the Share Account and Cash Account within the Diageo ADS Fund
Within the Diageo ADS Fund, as of each Daily Accounting Date on which Diageo ADSs are acquired by the Trustee or otherwise become available for allocation to the Share Account by reason of Participant-directed transfers, forfeitures, distributions, or withdrawals made with respect to the Share Account in cash pursuant to section 9.11, there shall be allocated to the Share Account the number of Diageo ADSs determined by dividing the amount of such credit balance by the “cost per Diageo ADS” on such date, and the Cash Account shall be charged with an amount equal to the “cost per Diageo ADS” multiplied by the number of Diageo ADSs so allocated. For the purpose of the preceding sentence, the “cost per Diageo ADS” as of any Daily Accounting Date on which Diageo ADSs are actually purchased by the Trustee shall be determined by dividing the total purchase price paid by the Trustee for Diageo ADSs purchased on such date by the total number of Diageo ADSs purchased on such date; the “cost per Diageo ADS” as of any Daily Accounting Date on which Diageo ADSs are not actually purchased by the Trustee shall be the closing price per Diageo ADS on the New York Stock Exchange on such date.
The Share Account in the Diageo ADS Fund shall be credited with any stock dividends on Diageo ADSs allocated to the Share Account and shall be appropriately adjusted to reflect stock splits or any recapitalization.
Within the Diageo ADS Fund, as of each Daily Accounting Date, the Cash Account shall be credited or charged with any increase or decrease in cash or the value of short-term fixed-income securities or obligations of the Diageo ADS Fund, as determined by the Trustee as of each Daily Accounting Date.
Article 7. Withdrawals and Distributions During Employment
7.1 General Withdrawals
(a)	Prior Plan Account. A Participant who has a Prior Plan Account may elect to withdraw all or any portion of the net credit balance in his or her Prior Plan Account representing employee contributions and earnings. Each such election shall be in writing, shall be filed with the Committee at such time and in such manner as the Committee shall determine, and shall be effective in accordance with such rules as the Committee shall establish from time to time.

(b)	Withdrawals At or After Age 59 1/2. A Participant who has attained age 59 1/2 may withdraw any or all of the net credit balance in his Accounts other than his Non-Elective Contribution Account. Such withdrawals shall be elected on forms provided by the Committee, and shall otherwise be subject to rules established by the Committee governing such withdrawals.
7.2 Hardship Withdrawals
A Participant may, upon the determination by the Committee that he has incurred a financial hardship, make a hardship withdrawal from his Basic Contribution Account. In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Committee. The Committee shall determine whether the Participant has a “financial hardship” on the basis of such written request in accordance with this section 7.2, and such determination shall be made in a uniform and nondiscriminatory manner. The Committee shall only make a determination of “financial hardship” if the distribution is to be made on account of an immediate and heavy financial need of the Participant, and the funds distributed are necessary to satisfy such need.
(a)	Determination of Financial Need. The determination of whether a Participant has an immediate and heavy financial need is to be made by the Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be on account of an immediate and heavy financial need if made on account of—
(1)	medical expenses described in Code section 213(d) incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code section 152);

(2)	the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)	tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education due for the Participant, the Participant’s spouse, children, or dependents;

(4)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(5)	any other event or expense deemed an immediate and heavy financial need by the Committee.
(b)	Availability of Other Financial Resources. The determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Committee on the basis of all relevant facts and circumstances. The Committee shall determine that a distribution is necessary to satisfy the financial need if the Participant represents that the immediate and heavy financial need cannot be relieved by the sources listed below and if the Committee believes it can reasonably rely on such representations:
(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by reasonable liquidation of the Participant’s assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

(3)	by cessation of Basic Contributions;

(4)	by other distributions or nontaxable loans available from the Plan or any other plan which the Participant participates; or

(5)	by borrowing from commercial sources on reasonable commercial terms.
For purposes of this subsection 7.2(b), a Participant’s resources shall include assets of the Participant’s spouse and minor children which are reasonably available to the Participant.
(c)	Limitations on Hardship Withdrawals. In no event may a Participant withdraw any portion of the balance in his Matching Contribution Account for a Hardship Withdrawal. The minimum amount of a Hardship Withdrawal shall be $500. Any withdrawals under this section 7.2 shall not reduce the Participant’s Basic Contribution Account below the amount of the balance of any outstanding loan made pursuant to section 7.4. Distributions from the Participant’s Basic Contribution Account because of hardship shall not exceed the lesser of—
(1)	the amount of the immediate and heavy financial need;

(2)	the balance of the Participant’s Basic Contribution Account as of the Daily Accounting Date immediately preceding the day the check is cut;

(3)	in the case of a Participant whose Basic Contribution Account contains contributions made prior to December 31, 1988, the sum of the Participant’s Basic Contribution Account as of December 31, 1988 plus the Participant’s

Basic Contributions made on or after January 1, 1989, reduced by the aggregate amount distributed from the Participant’s Basic Contribution Account on or after January 1, 1989; or
(4)	in the case of a Participant whose Basic Contribution Account contains only contributions made on or after October 1, 1990, the sum of the Participant’s Basic Contribution Account reduced by the aggregate amount distributed from the Participant’s Basic Contribution Account.
(d)	Availability of Hardship Withdrawals. Hardship Withdrawals shall be available on a reasonably equivalent basis to all Participants and Beneficiaries who have vested Account balances in the Plan and who are active employees so long as the granting of such Hardship Withdrawals does not discriminate in favor of Highly Compensated Employees.
7.3 Charging and Payment of Withdrawals
All withdrawals by a Participant under section 7.1 or 7.2 shall be charged to the appropriate Account of the Participant and to the interest in the Investment Funds of the Participant, in accordance with such rules as the Committee may establish. In determining the amount any Participant may withdraw hereunder, any unpaid loan or loans theretofore made to the Participant under section 7.4 shall be taken into account. Withdrawals under this Article 7, when approved by the Committee, shall be paid to the Participant as soon as practicable after completion of all required Plan accounting.
7.4 Loans to Participants
Upon the submission by the Participant of a written loan application form as prescribed by the Committee, the Committee, pursuant to subsection 11.5(d), may approve a loan to such Participant from the Plan in accordance with this section 7.4. Such loans may be made for any reason, and without proof of financial need.
(a)	Amount of Loan. The minimum amount of any loan shall be $1,000. The amount of any loan shall not exceed the lesser of—
(1)	50 percent of the amount which a Participant would be entitled to receive from his or her Accounts, other than his or her Non-Elective Contributions Account, under section 9.2, if he were to terminate his or her employment with his Employer on the date the loan is made; or

(2)	$50,000 reduced by the greater of—
(A)	the highest outstanding balance of loans from the Trust Fund during the one-year period ending on the day before the date on which such loan is made or modified; or

(B)	the outstanding balance of loans from the Trust Fund on the date on which such loan is made or modified.
In no event may the loan exceed the sum of the Participant’s balance in his or her Prior Plan Account and his or her Basic Contribution Account as of the Daily Accounting Date immediately preceding the day the check is cut.
(b)	Availability of Loans. In order to obtain a loan, a Participant must have at least a $2,000 vested balance in his Plan Accounts. Subject to the preceding sentence, such loans shall be made available on a reasonably equivalent basis to all Participants and Beneficiaries who have vested Account balances in the Plan and who either—
(1)	are active employees; or

(2)	are determined by the Committee to be “parties in interest” as that term is defined in section 3(14) of ERISA, so long as the making of such loans does not discriminate in favor of Highly Compensated Employees.
(c)	Terms of Loans. Loans shall be made on such terms as the Committee may prescribe, provided that any such loan shall be evidenced by a note and shall bear a reasonable rate of interest on the unpaid principal thereof, equal to the prime rate charged by a majority of U.S. banks as reported by The Wall Street Journal, unless the Committee determines that such interest rate is not commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, and shall be secured by the Participant’s segregated loan account and such other security as the Committee in its discretion deems appropriate. Loans shall be repaid by the Participant by payroll deductions or any other methods approved by the Committee which require level amortization of principal and repayments not less frequently than monthly. Such loans shall be repaid over a period not to exceed five years, except that the five-year limit shall not apply to loans used for the purchase of a principal residence of the Participant which loans shall have a 20-year limit.

(d)	Default Procedures. If a Participant fails to make loan payments (including interest) when due, or if another event occurs that constitutes a default as set forth in the promissory note, the Participant will be notified that payment must be made within 60 days to avoid the commencement of default procedures. If payment is not made within the 60-day period, the unpaid balance of the loan plus interest thereon shall be charged to the Participant’s Accounts at the next accounting cycle as though it were a distribution from the Plan. Except as provided below, if on a Participant’s Settlement Date any loan or portion of a loan made to him, together with accrued interest thereon, remains unpaid, the Participant will be notified that payment of the unpaid loan balance plus interest thereon is due. If such payment is not made within 60 days from receipt of such notice, an amount equal to such loan or any part thereof, together with accrued interest thereon, shall be charged to the Participant’s Accounts after all other adjustments required under the Plan, but before any distribution pursuant to section 9.5.
(e)	Loans Transferred from the Pillsbury Savings Plan. The foregoing provisions of section 7.4 notwithstanding, Participant loans that were transferred to this Plan from the Pillsbury Savings Plan pursuant to section 12.11 shall be governed by the terms of the promissory note governing such loans as in effect on September 30, 1990.

(f)	Accounting for Loans. In determining the net worth of an Investment Fund as of an Accounting Date, the Committee shall disregard both—
(1)	any notes held by the Trustee which evidence loans made to Participants under this section 7.4 (including loans transferred pursuant to subsection 7.4(e)); and

(2)	any interest and principal payments on such loans received by the Trustee since the last preceding Accounting Date.
For purposes of adjusting Participant’s Accounts under section 6.2, the Committee shall exclude from the credit balance in a Participant’s Accounts the unpaid amount of any loan made to him (disregarding any principal payments made since the last preceding Accounting Date). Interest paid by a Participant on a loan made to him under this section 7.4 shall be credited to the Account of the Participant as of the Daily Accounting Date next following the date such interest payment is received by the Trustee, after all other adjustments required under the Plan as of that date have been completed. All loans to a Participant and all loan repayments including interest shall be charged or credited, as the case may be, to the appropriate Account of the Participant and to his interest in the Investment Funds in accordance with such rules as the Committee may establish.
(g)	Amounts Not Available for Loans. Amounts credited to a Participant’s Non-Elective Contribution Account shall not be available for loans.

Article 8. Period of Participation
8.1 Restricted Participation
Subject to the provisions of section 8.2, a Participant (and his Beneficiary in the event of the Participant’s death) shall be an Inactive Participant if the following occurs:
(a)	payment of a Participant’s Account balances is not made at his Settlement Date; or

(b)	a Participant transfers to a Controlled Group Member who is not an Employer or he no longer meets the requirements of subsections 3.1(b)(1), (2), (3), and (4).
An Inactive Participant shall be treated as a Participant for all purposes of the Plan, except that an Inactive Participant will not be eligible for loans and hardship withdrawals, will be unable to elect Basic Contributions, and will not be entitled to any Matching Contributions after his Settlement Date or during any period he has suspended his participation or fails to meet the requirements of subsections 3.1(b)(1), (2), (3), and (4).
8.2 Resumption of Active Participation
An Inactive Participant who has suspended his participation in the Plan will be eligible to resume his participation in the Plan on any date. If an Inactive Participant whose participation in the Plan is restricted under section 8.1 for a reason specified in subsection (b) thereof subsequently is employed by an Employer and meets the requirements of subsections 3.1(b)(1), (2), (3), and (4) of the Plan, he will be eligible to resume his participation in the Plan on the date he is reemployed by an Employer and satisfies such requirements.

Article 9. Payment of Account Balances
9.1 Vesting of Account Balances Upon Retirement, Disability, or Death
If a Participant’s Settlement Date occurs by reason of retirement, Disability, or death, the balances in his or her Prior Plan Account, if any, his or her Basic Contribution Account, his or her Matching Contribution Account, and his or her Non-Elective Contribution Account as of the Monthly Accounting Date coincident with or next following his or her Settlement Date (after all adjustments required under the Plan as of that date have been made) shall become 100 percent vested and nonforfeitable and shall be distributable to him, or in the event of his or her death, to his or her Beneficiary, under section 9.5. A Participant’s right to his or her Account balances shall become 100 percent vested and nonforfeitable on and after he reaches Normal Retirement Age.
9.2 Vesting of Account Balances Upon Resignation or Dismissal
(a)	Prior Plan Account and Basic Contribution Account. If a Participant’s Settlement Date occurs by reason of resignation or dismissal, the balances in his or her Prior Plan Account and his or her Basic Contribution Account as of the Monthly Accounting Date coincident with or next following his or her Settlement Date (after all adjustments required under the Plan as of that date have been made) shall be nonforfeitable and shall be distributable to him under section 9.5.

(b)	Matching Contribution Account. If a Participant’s Settlement Date occurs by reason of resignation or dismissal, the Participant shall be entitled to that portion of the balance in his Matching Contribution Account which is vested. The percentage of the balance in his Matching Contribution Account as of the Monthly Accounting Date coincident with or next following his Settlement Date (after all adjustments required under the Plan as of that date have been made) which is vested and nonforfeitable will be determined in accordance with the table below.

Completed Years	Percent Vested in Matching
of Vesting Service	Contribution Account

1 2 3 4 5 or more	20% 40% 60% 80% 100%
Only completed Years of Vesting Service are considered in determining a Participant’s vested percentage in his Matching Contribution Account. The vested percentage in his Matching Contribution Account will be distributable to the Participant under section 9.5.

(c)	Non-Elective Contribution Account. If a Participant’s Settlement Date occurs by reason of resignation or dismissal, the Participant shall be entitled to that portion of the balance in his Non-Elective Contribution Account which is vested. The percentage of the balance in his Non-Elective Contribution Account as of the Monthly Accounting Date coincident with or next following his Settlement Date (after all adjustments required under the Plan as of that date have been made) which is vested and nonforfeitable will be determined in accordance with the table below.

Completed Years	Percent Vested in Non-Elective
of Vesting Service	Contribution Account

less than 5 5 or more	0% 100%
Only completed Years of Vesting Service are considered in determining a Participant’s vested percentage in his Non-Elective Contribution Account. The vested percentage in his Non-Elective Contribution Account will be distributable to the Participant under section 9.5.
9.3 Computation of Years of Vesting Service
For purposes of determining Years of Vesting Service, a period of concurrent employment with two or more Employers or Controlled Group Members will be considered as employment with only one of them during such period. Termination of employment of a Participant with one Employer or a Controlled Group Member will not interrupt his Years of Vesting Service for purposes of the Plan if, concurrently with or immediately after such termination, he is employed by one or more other Employers or Controlled Group Members. To the extent provided by the Committee, a Participant’s employment with a Predecessor Company will be considered as employment with an Employer.
For purposes of Years of Vesting Service, a Participant absent because of a Leave of Absence or temporary layoff shall receive credit for employment for any such period computed as if the Participant had been working his normal work week during such period. If an Employee who is not participating in the Plan should terminate employment and then subsequently be reemployed by an Employer, his eligibility for participation shall be determined in accordance with section 3.1, and the Years of Vesting Service he had accrued prior to his termination shall be disregarded for purposes of section 9.2 only if his number of consecutive One-Year Breaks in Service occurring after his termination equal or exceed the greater of five or his Years of Vesting Service prior to his termination. If an Employee’s or Participant’s employment with the Employers and Controlled Group Members should terminate and such Employee or Participant is subsequently reemployed by an Employer or Controlled Group Member before he has a One-Year Break in Service, the period between his date of termination and date of rehire (not to exceed 12 months) shall be included in determining his Years of Vesting Service.

9.4 Remainders
The amount by which a Participant’s Matching Contribution Account and Non-Elective Contribution Account are reduced under subsections 9.2(b) and 9.2(c) above shall be a Remainder. Remainders shall be used, as soon as practicable, to reinstate Remainders for Reemployed Participants in accordance with section 10.2; and then shall be applied to reduce Matching Contributions, and when so applied will be treated, for purposes of section 4.8, as though they were Matching Contributions made under section 4.2.
9.5 Form of Distribution
Subject to the provisions of section 9.10 and the conditions set forth below, after each Participant’s Settlement Date, distribution of the net credit balances in the Participant’s Accounts will be made to or for the benefit of the Participant, or in the case of his death to or for the benefit of his Beneficiary, by one or more of the following methods applicable as the Participant or his Beneficiary may elect and in accordance with applicable laws and regulations.
(a)	Spousal Benefit. Payments are made in the form of—
(1)	a pre-retirement spouse’s benefit pursuant to subsection 9.10(a) in the case of a married Participant who dies prior to commencement of payment of his benefits under the Plan; or

(2)	a post-retirement spouse’s benefit pursuant to subsection 9.10(b) in the case of a Participant who is married at the date payment of his benefits commences and dies before complete distribution of his benefits.
(b)	Lump Sum Payments. Payment is made in a single lump sum. A Participant whose vested Account balances as of the Settlement Date do not exceed $5,000 will receive a full distribution of his vested Account balances as soon as administratively feasible following his Settlement Date.

(c)	Installment Payments. The installment payment method is available to Participants and their Beneficiaries in the event of the Participant’s death, Disability, or termination of employment on or after the Participant has reached age 55 and completed at least five Years of Vesting Service. Payments are made in a series of monthly, quarterly, or annual installments, of substantially equal amounts, over a period not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary; provided that, if such Beneficiary is not the Participant’s spouse, the installment payments shall be designed so that more than 50 percent of the Participant’s Account balances at the time payments commence will be paid over the life expectancy of the Participant. If a Participant dies after payment of his benefits has begun, the remaining portion of such benefits must be distributed over a period not exceeding the period over which payments were being made to the Participant at the time of his death. If a Participant dies before payment of his benefits has begun, his benefits must be distributed over a period not exceeding the greatest of—
(1)	the December 31 of the fifth calendar year after the death of the Participant;

(2)	in the case of payments to a designated Beneficiary other than the Participant’s spouse, the life expectancy of such Beneficiary, provided payments begin by December 31 of the calendar year after the Participant’s death; or

(3)	in the case of payments to the Participant’s spouse, the life expectancy of the spouse, provided payments begin by the date the Participant would have attained 70 1/2.
The life expectancy of a Participant, his spouse, or his designated Beneficiary shall be determined in accordance with actuarial tables adopted by the Committee for this purpose in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder (including Treas. Reg. section 1.401(a)(9)-2); provided, however, that the permissive recalculation rule of section 401(a)(9)(D) shall not be available to Participants or Beneficiaries in calculating life expectancies.
With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
(d)	Direct Transfers to Eligible Retirement Plans. A Participant entitled to a distribution as provided in section 7.1, 7.2, 9.5(a), 9.5(b), or 9.12 may elect to have such distribution transferred directly from the Trust Fund to an “eligible retirement plan.” (A Participant may not elect to have any hardship withdrawal distributed under section 7.2 on or after January 1, 2002 transferred directly to an “eligible retirement plan.”) Such election may apply to all or part of such distribution, provided that transfers may not be made from any distribution to more than one eligible retirement plan, and partial transfers must be in an amount not less than $500.
For purposes of this provision, an “eligible retirement plan” shall mean an individual retirement account, an individual retirement annuity other than an endowment contract, or a defined contribution plan qualified under Code section 401(a) (and funded under a trust which is qualified under Code section 501(a)) which accepts rollover distributions. Effective for distributions made on or after January 1, 2002, an “eligible retirement plan” shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.
This provision shall not apply to any distribution which is less than $200, to any amount required to be distributed under Code section 401(a)(9), to any installment distribution payable over a period exceeding ten years, or to any other distribution which is not an “eligible rollover distribution” within the meaning of Code section 401(a)(31)(C).
The foregoing rules shall also apply with respect to distributions to a Participant’s spouse (including a spouse or former spouse who is an alternate payee under a qualified domestic relations order), provided that a defined contribution plan qualified under Code section 401(a) shall not be an “eligible retirement plan” with respect to such spouse. Effective for distributions made on or after January 1, 2002, an “eligible retirement plan” for a Participant’s spouse under this paragraph shall be the same as an “eligible retirement plan” for a Participant, as described above.
(e)	Trust-to-Trust Transfers to Controlled Group Member Plans. Participants who transfer employment from the Employer to another Controlled Group Member may elect to transfer their Account balances under the Plan to a qualified defined contribution plan maintained by any Controlled Group Member which accepts such transfers. Amounts so transferred shall be subject to all rights, restrictions, and features (including vesting provisions) applicable to similar amounts contributed to and held under the plan of the Controlled Group Member. The Committee may establish such nondiscriminatory restrictions and rules applicable to such transfers as it may determine to be necessary or desirable to maintain the qualified status of the Plan (and the Controlled Group Member’s plan) under the Code; including, without limitation, rules insuring that such transfers comply with Code section 411(a), 411(d)(6), and the regulations thereunder. In no event shall any amount be transferred to the Trustee under this subsection 9.5(e) from a defined benefit pension plan or money purchase pension plan.
9.6 Designation of Beneficiary
Subject to section 9.10, each Participant may from time to time, by signing a form furnished by the Committee, designate any person or persons (who may be designated concurrently, contingently, or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits. A Beneficiary designation form will be effective only when the form is filed with the Committee while the Participant is alive and upon filing will cancel all

Beneficiary designation forms previously filed with the Committee. If a deceased Participant failed to designate a Beneficiary as provided above, or if the designated Beneficiary dies before the Participant or before complete payment of the Participant’s benefits, the Committee, in its discretion, may direct the Trustee to pay the Participant’s benefits as follows:
(a)	to or for the benefit of any one or more of his relatives by blood, adoption, or marriage and in such proportions as the Committee determines; or

(b)	to the legal representative or representatives of the estate of the last to die of the Participant and his designated Beneficiary.
9.7 Missing Participants or Beneficiaries
Each Participant and each designated Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement, or notice addressed to a Participant or Beneficiary at his last post office address filed with the Committee, or if no address is filed with the Committee then, in the case of a Participant, at his last post office address as shown on the Employer’s records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Employers nor the Committee will be required to search for or locate a Participant or Beneficiary. If the Committee notifies a Participant or Beneficiary that he is entitled to a payment and also notifies him of the provisions of this section 9.7, and the Participant or Beneficiary fails to claim his benefits or make his whereabouts known to the Committee within three years after the notification, the benefits of the Participant or Beneficiary will be disposed of as follows:
(a)	if the whereabouts of the Participant then are unknown to the Committee but the whereabouts of the Participant’s designated Beneficiary then are known to the Committee, payment will be made to the designated Beneficiary; or

(b)	if the whereabouts of the Participant and the Participant’s designated Beneficiary then are unknown to the Committee but the whereabouts of one or more relatives by blood, adoption, or marriage of the Participant are known, the Committee may direct the Trustee to pay the Participant’s benefits to one or more of such relatives and in such proportions as the Committee decides.
9.8 Facility of Payment
When a person entitled to benefits under the Plan is under legal disability, or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to pay the benefits to such person’s legal representative, or to a relative or friend of such person for such person’s benefit, or the Committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of liability for such payment under the Plan.

9.9 Commencement of Distributions
Distribution of benefits shall commence as set forth below:
(a)	Distribution of a Participant’s Accounts in the Trust Fund shall commence with the Participant’s consent within a reasonable time after his Settlement Date. A Participant’s benefits shall generally commence no later than the sixtieth day after the close of the Plan Year in which he has attained Normal Retirement Age and terminated employment with all Employers. However, if after receiving notice of the right to receive benefits, the Participant fails to elect to receive his benefits as of the first day of the month following his Normal Retirement Age, he shall be deemed to have consented to the deferral of the distribution of his benefits until the earlier of—
(1)	April 1 following the calendar year in which he attains age 70 1/2; or

(2)	the date of his death.
All distributions under this section 9.9(a) shall be made as soon as practicable after the required distribution date, unless otherwise required by applicable law.
(b)	Notwithstanding section 9.9(a) above, a Participant who is a “5-percent owner” as defined in Code section 416, and who remains employed with the Company or a Controlled Group Member after attaining age 70 1/2, shall commence distribution of all such Participant’s Accounts not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Any other Participant who remains employed with the Company or a Controlled Group Member after attaining age 70 1/2 on or before December 31, 1998 may elect, in accordance with rules established by the Committee, to commence distribution of such Participant’s Non-Elective Contribution Account as of April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

The Committee may establish rules consistent with the requirements of the Code and regulations pursuant to which a Participant (other than a “5-percent owner” as defined in Code section 416) who has previously commenced distributions after attainment of age 70 1/2 and prior to termination of employment may elect to terminate such distributions.
Notwithstanding anything in this section 9.9 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained. Notwithstanding anything in this Plan to the contrary, the Committee may direct the Trustee to distribute to the Participant the distributable balance of his Accounts in a lump sum payment at any time after his Settlement Date without his written consent to such distribution if, at the time of the distribution, the value of the nonforfeitable portion of the Participant’s Accounts does not exceed $5,000.

9.10 Spouse’s Benefits
Notwithstanding anything contained in the Plan to the contrary, the following provisions of this section 9.10 shall apply in the case of distributions to or on behalf of a married Participant. No Beneficiary designation pursuant to section 9.6 of the Plan, or method of distribution elected by a Participant pursuant to section 9.5, shall be given effect by the Committee if it conflicts in any way with the requirements of this section 9.10.
(a)	Pre-Retirement Spouse’s Benefit. If a married Participant dies prior to commencement of his benefits under the Plan, all of his Account balances will be distributed to his Surviving Spouse, unless such spouse has made an election under subsection 9.10(c).

(b)	Post-Retirement Spouse’s Benefit. If a Participant is married at the date payment of his benefits commences, any benefits remaining at the date of his death will be distributed to his Surviving Spouse, unless such spouse has made an election under subsection 9.10(c).

(c)	Election by Participant’s Spouse. A Participant’s spouse may make a written election to consent to distribution of any benefits payable upon the death of the Participant to a Beneficiary designated by the Participant. Such an election will be effective only if it acknowledges the effect of the consent and is witnessed by a Plan representative or a notary public. Such consent shall not be required if, at the time of filing such designation, the Participant established to the satisfaction or the Committee that consent of the Participant’s spouse could not be obtained because there is no spouse, the spouse could not be located, or by reason of such other circumstances as may be prescribed by the regulations. Any consent or establishment that the consent could not be obtained shall be effective only with respect to such spouse. If a Participant’s Surviving Spouse makes an election under this subsection 9.10(c), or if there is no Surviving Spouse at the date of the Participant’s death, any benefits payable under the Plan upon the Participant’s death will be distributed pursuant to subsection 9.5(b) or 9.5(c).
9.11 Distribution in Kind
The Committee shall cause the Trustee to make distributions in cash or in property, or partly in each. Distributions in kind shall only be available for distributions from the Self Directed Fund and the Diageo ADS Fund. In the event any distributions to a Participant or Beneficiary are made in kind, the assets so distributed shall be valued at their fair market value as of the date of distribution as determined by the Trustee in accordance with the Trust Agreement. In order to be eligible to receive a distribution of a Diageo American Depository Receipt representing a whole number of Diageo ADSs, the number of Diageo ADSs must be at least 100.

9.12 Partial Distribution
A Participant who has terminated employment because of retirement or Disability or the Surviving Spouse of a deceased Participant may elect to take a partial distribution from his Accounts of at least $500, provided that distributions of the Participant’s Accounts have not yet begun as of the date the partial distribution is requested. Such partial distributions may be made up to four times in a Plan Year. The Participant or Surviving Spouse shall elect such a partial distribution by completing the form furnished by the Committee. Such partial distributions shall be made in accordance with applicable laws and regulations.
9.13 Payments Pursuant to a Qualified Domestic Relations Order
Notwithstanding the provisions of section 12.8, the Plan will recognize a “qualified domestic relations order” which shall be a judgment, decree, or order (including approval of a property settlement agreement) that meets the requirements of (a), (b), (c), and (d) below:
(a)	the order must relate to child support, alimony, property rights to a spouse, former spouse, child, or dependent of a Participant and must be issued pursuant to a state domestic relations law;

(b)	the order must include—
(1)	the name and address of the Participant and alternate payee;

(2)	the amount or percentage of benefits payable to the alternate payee (or the manner in which the amount or percentage is to be determined);

(3)	the period or number of payments involved; and

(4)	the exact name of the Plan to which the order applies;
(c)	the order cannot require a type or form of benefit or option not otherwise offered under the Plan, cannot require the Plan to provide increased benefits (determined on an actuarial basis), and cannot affect benefits already the subject of a previous qualified domestic relations order; and

(d)	the order must be capable of enforcement by the Plan in accordance with the administrative procedures applicable to the Plan.
A qualified domestic relations order may order the Plan to commence payments to an alternate payee immediately, even though the Participant is still employed by an Employer. An alternate payee may elect any form of payment to which the Participant would be entitled at the time of the alternate payee’s benefit commencement; provided, however, an alternate payee cannot elect to cover such payee’s spouse under any joint and survivor form of payment.
The Plan shall separately account for all affected funds in a Participant’s Account following the receipt of the domestic relations order until the earlier of 18 months following such receipt or a determination is made as to whether the domestic relations order is a “qualified domestic relations order” as defined in this section 9.13. If the order does qualify, funds payable at some future date to an alternate payee shall remain invested in the Investment Funds in which they were invested immediately prior to transfer to the alternate payee’s Account until such time as the alternate payee elects, pursuant to section 5.2, to have his or her Accounts transferred to different Investment Funds.
The Committee shall notify any Participant and alternate payee of the receipt of any domestic relations order by the Plan and shall inform such Participant and alternate payee of the Plan’s procedure for determining whether such order meets the requirements described above in this section 9.13. Such procedures shall comply with the requirements set forth in Code section 414(p) and ERISA section 206(d).
9.14 Unclaimed Benefits
If the Committee is unable to make payment of benefits to Participants or Beneficiaries as provided in section 9.7, and if such benefits remain unclaimed for a period of four years, then such unclaimed benefits shall be forfeited. Such forfeited amounts shall be handled in the same manner as provided in section 9.4 for Remainders. In the event the missing Participant and or Beneficiary subsequently makes a valid claim for such forfeited benefits, such forfeited benefits shall be reinstated and paid in accordance with Plan provisions.

Article 10. Reemployment
10.1 Resumption of Participation
If a Participant’s employment with all of the Employers should terminate and such Participant is subsequently reemployed by an Employer, he shall again become eligible to participate in the Plan and shall become a Reemployed Participant as of his date of rehire if he then meets the requirements of subsections 3.1(b)(1), (3), and (4), and the Years of Vesting Service to which he was entitled at the time of termination shall be reinstated in accordance with the provisions of section 10.2.
10.2 Reinstatement of Remainder
If a Participant whose employment had terminated because of resignation or dismissal is reemployed by an Employer or Controlled Group Member (Reemployed Participant) before he incurs consecutive One-Year Breaks in Service that exceed the greater of five or his Years of Vesting Service prior to his termination, any Remainder resulting from his prior resignation or dismissal shall again be credited to his Matching Contribution Account and/or Non-Elective Contribution Account, as appropriate, as of the Monthly Accounting Date coincident with or next following his date of rehire, after all other adjustments required under the Plan as of such Monthly Accounting Date have been made. Any such Remainder which had already been applied to reduce Employer contributions in accordance with section 9.4 shall be reinstated from current Remainders not yet so applied. If a Reemployed Participant’s subsequent Settlement Date occurs because of resignation or dismissal and at such time the Reemployed Participant is not entitled to the full balance in his Matching Contribution Account or Non-Elective Contribution Account, the amount distributed under section 9.5 from his Matching Contribution Account and/or Non-Elective Contribution Account will be determined in accordance with the following:
(a)	First, the amount of the distribution received by the Reemployed Participant from his Matching Contribution Account and/or Non-Elective Contribution Account because of his prior resignation or dismissal shall be added to the balance in his Matching Contribution Account or Non-Elective Contribution Account, as appropriate, as of the Monthly Accounting Date coincident with or next preceding his subsequent Settlement Date.

(b)	Next, the amount determined under subsection (a) above shall be multiplied by the vesting percentage applicable at his subsequent Settlement Date under section 9.2.

(c)	Finally, the amount determined under subsection (b) above shall be reduced by the amount of the distribution received by the Reemployed Participant from his Matching Contribution Account or Non-Elective Contribution Account, as appropriate, because of his prior resignation or dismissal.

The remaining portion of the Reemployed Participant’s Matching Contribution Account and/or Non-Elective Contribution Account will be treated as a Remainder and will be subject to the provisions of section 9.4. In no event shall Years of Vesting Service occurring after a Participant incurs consecutive One-Year Breaks in Service equal to the greater of five or his Years of Vesting Service prior to his termination be used to determine the vested percentage of his Matching Contribution Account or Non-Elective Contribution Account as of a prior Settlement Date.

Article 11. Administration
11.1 Authority and Responsibility of the Board of Directors
The Board of Directors shall have overall responsibility for the establishment, amendment, termination, administration, and operation of the Plan, and the investment of the Plan’s assets, which responsibility it shall discharge by the appointment and removal (with or without cause) of:
(a)	the members of the Benefits Committee, to which is delegated the overall responsibility for the administration and operation of the Plan as further defined in section 11.5; and

(b)	the members of the Investment Committee to which is delegated the responsibility to—
(1)	appoint and remove Investment Managers to whom the Investment Committee may delegate responsibility for the investment of all or any part of the assets in the Investment Funds;

(2)	appoint and remove the Trustee which shall be responsible for the safekeeping of the assets of the Plan; and

(3)	carry out the tasks set forth in section 11.6.
11.2 Committee Membership
Each Committee (i.e., the Investment Committee and the Benefits Committee) shall consist of not less than three members, who shall be appointed by the Board of Directors. They shall remain in office at the will of the Board of Directors, and the Board of Directors may from time to time remove any of said members with or without cause and shall appoint their successors. The Benefits Committee shall have the general responsibility for the administration of the Plan and for carrying out its provisions and shall be the “plan administrator” and a named fiduciary under ERISA. The Investment Committee shall have the general responsibility for the management and control of the Plan assets and shall be a named fiduciary under ERISA.
11.3 Committee Structure
If requested to do so, each member of each Committee, upon becoming a member of the Committee, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of the Committee. Any member of either Committee may resign by delivering a written resignation to the secretary of the Company and the secretary of the Committee, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Committee in question with full power to act until said vacancy is filled.

11.4 Committee Actions
The action of each Committee shall be determined by the vote or other affirmative expression of a majority of its members. Each Committee shall choose a chairman who shall be a member of the Committee and a secretary who may (but need not) be a member of the Committee. The secretary shall keep a record of all of the meetings and acts of the Committee and shall have custody of all records and documents pertaining to its operations. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee in question.
11.5 Responsibility and Authority of the Benefits Committee
Unless otherwise specifically provided hereunder, the Benefits Committee shall have full and complete authority, responsibility, discretion, and control over the management, administration, and operation of the Plan, including, but not limited to, the authority to—
(a)	amend the Plan to the extent that such amendment does not increase the annual expense of the Plan by more than $500,000;

(b)	formulate, adopt, issue, and apply procedures and rules;

(c)	construe and apply the provisions of the Plan in its sole discretion;

(d)	make, in its sole discretion, appropriate determinations concerning eligibility for benefits, loans, and the distribution of benefits, including loans and hardship withdrawals;

(e)	adopt and prescribe the use of necessary forms;

(f)	prepare and file reports, notices, and any other documents relating to the Plan which may be required by the Secretary of Labor or the Secretary of the Treasury or the Pension Benefit Guaranty Corporation, including, without limitation, those relating to a Participant’s service, Account balances, the percentage of such benefits which are nonforfeitable, the date after which benefits are nonforfeitable even if the Participant dies, and annual registrations;

(g)	prepare and distribute to Participants all communication materials required by ERISA;

(h)	appoint such agents, accountants, actuaries, consultants, and other specialists to aid it in the administration of the Plan as the Benefits Committee considers appropriate;

(i)	be the agent for service of legal process;

(j)	make available for inspection and provide upon request documents and instruments required to be disclosed by ERISA;

(k)	respond to domestic relations orders in the manner described in section 9.13;

(l)	authorize and direct payment of benefits; and

(m)	transfer or cause to be transferred to the Trust Fund amounts of contributions, and allocate such contributions as well as the funds and property held in the Trust Fund among the Investment Fund all in accordance with the current funding policies of the Plan and/or a Participant’s or Beneficiary’s directions.
The Benefits Committee shall be permitted to delegate to its agent certain of its powers enumerated above as follows:
(1)	discretion to construe and apply provisions of the Plan; provided, however, the agent shall keep written records of each interpretation of the Plan and the agent shall report all such interpretations to the Committee;

(2)	make, in its discretion, appropriate determinations concerning eligibility including financial hardship for benefits and the amount of benefits due under the Plan; provided, however, the final decision concerning appeals from the denial of benefits shall be reserved to the Appeal Review Committee;

(3)	adopt and prescribe the use of necessary forms;

(4)	prepare all the reports and notices described in (e) above;

(5)	prepare the communication materials required by ERISA; final approval before distribution of such materials may be reserved by the Benefits Committee, if it so chooses;

(6)	serve as agent for service of legal process;

(7)	make available for inspection and provide upon request documents and instruments required to be disclosed by ERISA;

(8)	respond to domestic relations orders in the manner described in section 9.13;

(9)	authorize and direct payment of benefits; and

(10)	transfer or cause to be transferred to the Trust Fund amounts of contributions, and allocate such contributions as well as the funds and property held in the Trust Fund among the Investment Funds all in accordance with the current funding policies of the Plan and/or a Participant’s or Beneficiary’s directions.
Any delegation by the Benefits Committee to an agent must be done in writing. Any change in the above-described powers that can be delegated shall be accomplished by Plan amendment. To the extent the Benefits Committee chooses to delegate some or all of the responsibilities listed above to its agent, the Benefits Committee must act with the prudence required of a fiduciary in section 404(a)(1) of ERISA and in the sole interests of Participants and Beneficiaries in choosing the agent to whom it allocates or delegates its duties. Furthermore, the Benefits Committee must act in this manner in continuing the allocation or delegation of its duties. In order to act prudently in retaining an agent to whom duties have been delegated, the Benefits Committee shall periodically review the appropriateness of the delegation.
To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Benefits Committee or its delegates shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.
11.6 Responsibility and Authority of the Investment Committee
The Investment Committee shall have the following authority, responsibility, and control over the management and operation of the assets of the Plan:
(a)	appoint and dismiss the Trustee and all Investment Managers;

(b)	regularly review the accounts submitted by the Trustee and any Investment Manager and monitor and evaluate the investment performance of the Investment Managers to insure such performance is consistent with the investment policies of the applicable Investment Fund;

(c)	give directions and instructions, or designate an agent to give the same, contemplated by the terms of any trust agreement or any custodial arrangement, as they shall deem advisable to the Trustees and to the Investment Managers; and

(d)	appoint such agents, counsel, consultants, and other specialists to aid it in its responsibilities in the operation of the Trust Fund as the Investment Committee considers appropriate.
The foregoing notwithstanding, one member of the Investment Committee can execute any instruments requiring the signature of the Investment Committee and such instrument shall be treated as if it were executed by the entire Investment Committee.
11.7 Committee Liability
Each Committee and the members thereof shall be free from all liability, joint or several, for their acts as members of such Committee, except to the extent that they may have been guilty of willful misconduct and except as otherwise required by federal law.
11.8 Committee Bonding
The members of each Committee shall serve without bond (except as otherwise required by federal law) and without compensation for their service as such; but all expenses of each Committee shall be paid by the Employer in such proportions as the Committee may direct.

11.9 Information to be Supplied by Employers
Employers shall provide each Committee or its delegates with such information as it shall from time to time need in the discharge of its duties.
11.10 Records
The regularly kept records of the Benefits Committee and any Employer shall be conclusive evidence of the period of employment and Years of Vesting Service of a person, his Compensation, his age, his status as an Eligible Employee, his termination of employment and reason therefore, and all other matters applicable to this Plan.
11.11 Interested Committee Member
If a member of a Committee is also a Participant in the Plan, he may not decide or determine any matter or question concerning a distribution of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the Plan if he were not serving on the Committee.
11.12 Fiduciary Capacity
Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.
11.13 Employer’s Agent
The Company and/or the Benefits Committee shall act as agent for each Employer in the administration of the Plan.

Article 12. General Provisions
12.1 Additional Employers
Any Controlled Group Member may adopt the Plan and become a party to the Trust Agreement by:
(a)	filing with the Company, the Committee, and the Trustee a written instrument to that effect; and

(b)	filing with the Committee and the Trustee a certified copy of a resolution of the Company’s Board of Directors consenting to such action.
12.2 Action by Employers
Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.
12.3 Waiver of Notice
Any notice required under the Plan may be waived by the person entitled to notice.
12.4 Gender and Number
Where the context admits, words in the masculine gender shall include the feminine and neuter genders, words in the feminine gender shall include the masculine and neuter genders, the singular shall include the plural, and the plural shall include the singular.
12.5 Controlling Law
Except to the extent superseded by laws of the United States, the laws of Florida shall be controlling in all matters relating to the Plan.
12.6 Employment Rights
The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
12.7 Litigation by Participants
If a legal action begun against the Trustee, an Employer, the Committee or any member or members thereof, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the cost to the Trustee, the Employers, the Committee or any member or members thereof of defending the action shall be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the Participant or other person concerned.

12.8 Interests Not Transferable
The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as provided in section 7.4 or as may be required by the tax withholding provisions of the Code or any state’s income tax act or pursuant to a qualified court order, such as a qualified domestic relations order as defined in section 414(p) of the Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned, or encumbered.
12.9 Absence of Guaranty
Neither the Committee nor the Employers in any way guarantee the Trust Fund against loss or depreciation. The liability of the Trustee or the Committee to make any payment under the Plan will be limited to the assets held by the Trustee which are available for that purpose.
12.10 Evidence
Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.
12.11 Transfer of Pillsbury Savings Plan Benefits to the Plan
On or about October 1, 1990 all undistributed assets of Participants who were current or former Burger King Corporation employees, held in the Pillsbury Savings Plan Trust were transferred to this Plan’s Trust and each such Participant was entitled to the same benefit immediately following the transfer to which he would have been entitled immediately prior to the transfer. In addition, on or about October 1, 1990 all outstanding loans of Participants who were current or former Burger King Corporation employees which were owed to the Pillsbury Savings Plan were transferred to this Plan’s Trust with no change in the terms or conditions of such loans.
The assets were transferred from the Pillsbury Savings Plan Accounts and Investment Funds to this Plan’s Accounts and Investment Funds as set forth below:

From the Pillsbury Savings Plan	To This Plan’s Account
Account or Investment Fund	or Investment Fund
Prior Plans Account	Prior Plan Account

Basic Contribution Account	Basic Contribution Account

Matching Contribution Account	Matching Contribution Account

Income Fund	Income Fund

Self-Directed Fund	Self-Directed Fund

Common Stock Fund—Income	Equity-Growth and Income Fund

Common Stock Fund—Growth	Equity-Capital Appreciation Fund

12.12 Military Service
Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.
12.13 Claims Procedure
(a)	Initial Claim for Benefits. Each Claimant must sign and submit a claim for benefits to the Benefits Committee or its agent in writing in such form as is provided or approved by such Benefits Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits and exhausting all rights under this section. When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified by the Benefits Committee or its agent of approval or denial within 90 days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant by the Benefits Committee prior to the termination of the initial 90-day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain—
(1)	the specific reasons for the denial;

(2)	references to pertinent Plan provisions upon which the denial is based;

(3)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(4)	the Claimant’s rights to seek review of the denial.
(b)	Review of Claim Denial. If a claim is denied, in whole or in part (or if within the time periods prescribed in subsection 12.13(a), the Benefits Committee or its agent has not furnished the Claimant with a denial and the claim is therefore deemed denied), the Claimant shall have the right to request that the Benefits Committee review the denial, provided that the Claimant files a written request for review with the Benefits Committee within 60 days after the date on which the Claimant received written notification of the denial. A Claimant (or such Claimant’s duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Benefits Committee. Effective January 1, 2002, if a Claimant chooses to appeal, upon request (and free of charge), the Claimant shall be provided reasonable access to and copies of all documents, records, and other information relevant to his claim for benefits and shall also be informed of his right to bring suit under ERISA. Within 60 days after a request for review of a claim is received, the review shall be made and the Claimant shall be advised in writing by the Benefits Committee of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification by the Benefits Committee within such initial 60-day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within 120 days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant by the Benefits Committee in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures described in the section, such Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

Article 13. Amendment and Termination
13.1 Amendment
While the Employers expect and intend to continue the Plan, the Company reserves the right to amend the Plan from time to time, except as follows:
(a)	no amendment shall reduce the value of a Participant’s benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Employers on the day of the amendment;

(b)	except as provided in Article 4, under no condition shall any amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income therefrom, or result in the distribution of the Trust Fund for the benefit of anyone other than Employees and former Employees of the Employers and any other persons entitled to benefits under the Plan; and

(c)	no amendment shall change any vesting schedule unless each Participant who has completed three or more Years of Service is permitted to elect to have the nonforfeitable percentage of his or her Matching Contribution Account and Non-Elective Contribution Account computed under the Plan without regard to such amendment. The period for making such election shall expire no earlier than 60 days after the latest of the following dates:
(1)	the date the Plan amendment is adopted;

(2)	the date the Plan amendment becomes effective; or

(3)	the date the Participant is issued written notice of the Plan amendment by the Committee.
Notwithstanding the foregoing, no election needs to be offered to a Participant whose nonforfeitable percentage of his or her Matching Contribution Account and Non-Elective Contribution Account cannot at any time be lower than such percentage determined without regard to such amendment.
13.2 Termination
The Plan will terminate as to all Employers on any date specified by the Company if 30 days’ advance written notice of the termination is given to the Committee, the Trustee, and the other Employers. The Plan will terminate as to an individual Employer on the first to occur of the following:
(a)	the date it is terminated by that Employer if 30 days’ advance written notice of the termination is given to the Committee, the Trustee, and the other Employers;

(b)	the date that Employer is judicially declared bankrupt or insolvent;

(c)	the date that Employer completely discontinues its contributions under the Plan; and

(d)	the dissolution, merger, consolidation, or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that if an Employer is merged, dissolved, or in any other way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof.
13.3 Vesting and Distribution on Termination
On termination or partial termination of the Plan as respects any Employer, the date of termination will be a Special Accounting Date and, after all adjustments then required to have been made, each affected Participant’s benefits will be nonforfeitable. If, on termination of the Plan, the Participant remains an Employee of an Employer, the amount of his benefits shall be retained in the Trust Fund until his termination of employment with all of the Employers and then shall be paid to him in accordance with the provisions of sections 9.5 and 9.12. In the event that the Participant’s employment with all of the Employers is terminated coincident with the termination of the Plan, his benefits shall be paid to him in a lump sum.
13.4 Notice of Amendment or Termination
Participants will be notified of an amendment or termination of the Plan within a reasonable time.
13.5 Plan Merger, Consolidation, Etc.
In the case of any merger or consolidation with, or transfer of assets or liabilities to any other Plan, each Participant’s benefits (if the Plan terminated immediately after such merger, consolidation, or transfer) shall be equal to or greater than the benefits he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

Article 14. Voting and Tendering of Diageo ADSs
14.1 Registration of Diageo ADSs
All Diageo ADSs held or acquired by the Trustee under the Plan will be registered in the name of the Trustee or its nominee, and any such Diageo ADSs and any rights, warrants, and options, if any, with respect to such ADSs which have been allocated to the Accounts of Participants shall be voted or exercised by the Trustee as provided for in section 14.2 of the Plan. For purposes of this Article 14, a Participant (or in the event of his or her death, his or her Beneficiary) is hereby designated a “named fiduciary” within the meaning of ERISA section 403(a)(1) with respect to Diageo ADSs, and any such rights, warrants, and options with respect to such Diageo ADSs allocated to his and/or her Account.
14.2 Voting Rights
Each Participant (or in the event of his or her death, his or her Beneficiary) shall have the right to direct the Trustee in writing as to the manner in which Diageo ADSs allocated to the Participant’s Account shall be voted on each matter brought before an annual or special stockholder’s meeting of Diageo. Before each such meeting of stockholders, the Committee shall cause to be furnished to each Participant or Beneficiary a copy of the proxy solicitation material, together with a form requesting confidential instructions on how the shares of Diageo ADSs allocated to such Participant’s Account shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall on each such matter vote as instructed the number of such Diageo ADSs (including fractions) allocated to such Participant’s Share Account. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company, Diageo, or any affiliated entity. The Trustee shall vote Diageo ADSs for which it has not received timely instructions on any matter in the same proportion as such Diageo ADSs for which the Trustee has received timely instructions on such matter; and the Trustee shall have no discretion in such matter.
14.3 Rights on Tender or Exchange Offer
Each Participant (or, in the event of his or her death, his or her Beneficiary) shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Diageo ADSs allocated to his or her Account, and the Trustee shall respond in accordance with the instructions so received. The Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) who is entitled to exercise such right, such information as will be distributed to holders of Diageo ADSs in connection with any such tender or exchange offer, together with a form requesting confidential instructions on whether all or any part of the Diageo ADSs allocated to such Participant’s Account shall be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any Diageo ADSs allocated to the Participant’s Account, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee shall be held by the Trustee in confidence and shall not be divulged or released to any persons, including officers or employees of the Company, Diageo, or any affiliated entity.

Article 15. Special Rules for Top-Heavy Plans
15.1 Purpose and Effect
The purpose of this section is to comply with the requirements of section 416 of the Internal Revenue Code of 1986. The provisions of this section shall be effective for each Plan Year in which the Plan is a “Top-Heavy Plan” within the meaning of section 416(g) of the Code.
15.2 Top-Heavy Plan
In general, the Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate Account balances of Participants who are Key Employees (as defined in section 416(i)(1) of the Code) exceed 60 percent of the aggregate Account balances of all Participants. In making the foregoing determination, the following special rules shall apply:
(a)	A Participant’s Account balances shall be increased by the aggregate distributions, if any, made with respect to the Participant during the five-year period (or, effective January 1, 2002, the one-year period for distributions made on account of separation from service, death, or Disability) ending on the Determination Date.

(b)	The Account balances of a Participant who was previously a Key Employee, but who is no longer a Key Employee, shall be disregarded.

(c)	The Accounts of a Beneficiary of a Participant shall be considered accounts of the Participant.

(d)	The Account balances of a Participant who did not receive any compensation from an Employer (other than benefits under the Plan), during the five-year period (or, effective January 1, 2002, the one-year period) ending on the Determination Date shall be disregarded.
15.3 Minimum Employer Contribution
(a)	Single Plan. For any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contribution and Remainders, if any, credited to each Participant who is not a Key Employee shall not be less than 3 percent of such Participant’s compensation for that year. In no event, however, shall the Employer contribution and Remainders credited in any year to a Participant who is not a Key Employee (expressed as a percentage of such Participant’s compensation) exceed the Minimum Employer Contribution (including Basic Contributions) and Remainders credited in that year to a Key Employee (expressed as a percentage of such Key Employee’s compensation up to the limit in effect under Code section 401(a)(17)).

(b)	Multiple Plans. A Participant who is covered under this Plan and under a defined benefit plan maintained by the Employers and nonparticipating Affiliates shall receive a minimum benefit under the defined benefit plan. No minimum contribution under this section shall be allocable to any non-Key Employee who participates in a defined benefit plan maintained by an Employer or nonparticipating Affiliate and who receives the minimum benefit described in Code section 416(c)(1) under such defined benefit plan. If a Participant is covered under more than one defined contribution plan, the minimum contribution required under subsection (a) above shall be provided under only one such plan.
(c)	Effect of Matching Contributions. For Plan Years beginning before January 1, 2002, Matching Contributions allocated to Key Employees shall be treated as an allocation of contributions by an Employer under this section 15.3. Additionally, if Matching Contributions to non-key Employees are used to satisfy the minimum contribution requirement under this section 15.3, these Matching Contributions shall not be tested under section 4.11 and they must otherwise satisfy the nondiscrimination requirements of Code section 401(a)(4).
For Plan Years beginning on or after January 1, 2002, Matching Contributions shall be taken into account in determining whether the Plan has satisfied the minimum contribution requirements under this section 15.3. Matching Contributions that are used to satisfy the requirements of this section 15.3 shall be treated as Matching Contributions for purposes of the nondiscrimination test described in section 4.11. These provisions, effective for Plan Years beginning on or after January 1, 2002, also shall apply with respect to matching contributions under another plan, as provided in subsection (b).
15.4 Vesting Requirements
For any Plan Year in which the Plan is a Top-Heavy Plan, then the Participant’s interest in his Non-Elective Contribution Account shall vest in accordance with the more favorable of the provisions of section 9.2(c) or the following schedule:

Years of Service	Vesting Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%
If in a subsequent Plan Year the Plan is no longer Top-Heavy, the vesting provisions that were in effect prior to the time the Plan became Top-Heavy shall be reinstated; provided, however, that any portion of a Participant’s Account which was vested prior to the time the Plan was no longer Top-Heavy shall remain vested, and provided further that a Participant who has at least three years of Service at the start of such Plan Year shall have the option of remaining under the vesting schedule in effect while the Plan was Top Heavy.

15.5 Aggregation of Plans
Each other defined contribution plan and defined benefit plan maintained by the Employers which during the Plan Year containing the Determination Date covers a Key Employee as a Participant or enables a plan covering a Key Employee to meet the requirements of Code section 401(a)(4) or 410(b) shall be aggregated with this Plan in determining whether this Plan is Top Heavy. In addition, any other defined contribution or defined benefit plan of the Employers may be included if all such plans which are included, when aggregated, satisfy the requirements of Code section 401(a)(4) and 410(b).
15.6 Adjustment of Combined Benefit Limitations
For any Plan Year beginning prior to January 1, 2000 in which the Plan is a Top-Heavy Plan, the determination of the defined contribution plan fraction and defined benefit plan fraction under section 6.6 shall be adjusted downward in accordance with the provisions of section 416(h) of the Code, unless the Employer contribution is not less than 4 percent of the compensation credited to each Participant who is not a Key Employee and the Plan is not a “Super Top-Heavy Plan” (as described below and in section 416(h) of the Code) for that year. The Plan will not be a Super Top-Heavy Plan for any Plan Year if the Plan would not be a Top-Heavy Plan under section 15.2 above if the figure “90 percent” was substituted for the figure “60 percent” in that subsection.
15.7 Use of Terms
All terms and provisions of the Plan shall apply to Article 15, except that where the terms and provisions of the preceding provisions of this Plan and this Article 15 conflict, the terms and provisions of this Article 15 shall govern.
* * * * * * * * * *

     In Witness Whereof, Burger King Corporation has caused this instrument to be signed by its duly authorized officer as of this ___ day of _______________, effective as of January 1, 2001 and such subsequent dates as are stated herein.

Burger King Corporation
By /s/ Howard K. Perlman
Its Vice President

Affidavit of Intent to Change Plan Provisions for the
Burger King Savings Plan
WHEREAS, it is the intent of the Affiant to ensure that plan provision changes for the Burger King Savings Plan (“Plan”) described below are officially adopted, properly executed and a copy thereof sent promptly to American Express Trust Company at the address listed in the Administrative Services Agreement;
WHEREAS, the Affiant represents that he/she has the authority to make said assurances; and
WHEREAS, the Affiant intends the following specific plan provision changes for the Plan:
Making revisions to the withdrawal provisions (Age 59 1/2 and Prior Plan Withdrawals) in order to allow for paperless processing of requests, including eliminating written application/form requirements.
Making revisions to the loan withdrawal provisions and the Loan Policy in order to allow for paperless processing of requests, including eliminating written application/form requirements.
Nothing further is contained in this affidavit.

Affiant /s/ Susan Kunreuther
Title Director of Total Rewards
Date 10/21/02

First Amendment
to the
Burger King Savings Plan
(Effective as of January 1, 2001)
Whereas, Burger King Corporation (the “Company”) maintains the Burger King Savings Plan (the “Plan”); and
Whereas, the Plan was amended and restated effective January 1, 2001;
Whereas, the Plan permits Participants and Beneficiaries to take loans from vested Account balances; and
Whereas, the Company desires to amend the Plan’s loan provisions to generally allow for a suspension of loan repayments during a leave of absence, as permitted by IRS guidance, and to permit a Participant to repay a loan that has been deemed distributed.
Now, therefore, section 7.4 of the Plan is hereby amended in its entirety as follows effective January 1, 2002:
“7.4 Loans to Participants
Upon the submission by the Participant of a written loan application form as prescribed by the Committee, the Committee, pursuant to subsection 11.5(d), may approve a loan to such Participant from the Plan in accordance with this section 7.4. Such loans may be made for any reason, and without proof of financial need.
(a)	Amount of Loan. The minimum amount of any loan shall be $ 1,000. The amount of any loan shall not exceed the lesser of—
(1)	50 percent of the amount which a Participant would be entitled to receive from his or her Accounts, other than his or her Non-Elective Contributions Account, under section 9.2, if he were to terminate his or her employment with his Employer on the date the loan is made; or

(2)	$50,000 reduced by the greater of—
(A)	the highest outstanding balance of loans from the Trust Fund during the one-year period ending on the day before the date on which such loan is made or modified; or

(B)	the outstanding balance of loans from the Trust Fund on the date on which such loan is made or modified.
In no event may the loan exceed the sum of the Participant’s balance in his or her Prior Plan Account and his or her Basic Contribution Account as of the Daily Accounting Date immediately preceding the day the check is cut.

1

(b)	Availability of Loans. In order to obtain a loan, a Participant must have at least a $2,000 vested balance in his Plan Accounts. Subject to the preceding sentence, such loans shall be made available on a reasonably equivalent basis to all Participants and Beneficiaries who have vested Account balances in the Plan and who either—
(1)	are active employees; or

(2)	are determined by the Committee to be “parties in interest” as that term is defined in section 3(14) of ERISA, so long as the making of such loans does not discriminate in favor of Highly Compensated Employees. The Committee shall be able to limit the number of outstanding loans available under this section 7.4.
          (c) Terms of Loans.
(1)	General. Loans shall be made on such terms as the Committee may prescribe, provided that any such loan shall be evidenced by a note and shall bear a reasonable rate of interest on the unpaid principal thereof, equal to the prime rate charged by a majority of U.S. banks as reported by The Wall Street Journal, unless the Committee determines that such interest rate is not commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, and shall be secured by the Participant’s segregated loan account and such other security as the Committee in its discretion deems appropriate.

(2)	Repayment. Loans shall be repaid by the Participant by payroll deductions or any other methods approved by the Committee which, require level amortization of principal and repayments not less frequently than monthly. Such loans shall be repaid over a period not to exceed five years, except that the five-year limit shall not apply to loans used for the purchase of a principal residence of the Participant which loans shall have a 20-year limit.

(3)	Leaves of Absence.
(A)	General. Effective January 1,2002, a Participant who goes on an unpaid Leave of Absence while any loan balance is outstanding may, with the consent of the Committee, either continue to make regular loan repayments as they-become due or suspend loan repayments. Such a Participant may elect to suspend or continue loan repayments in accordance with procedures established by the Committee. If no election is made, the loan repayments shall be suspended in accordance with the provisions of this section 7.4(c)(3)(A). A suspension of loan repayments may extend for the period that the Participant is on the Leave of Absence, except that

2

in no event shall the suspension exceed one year. Notwithstanding the preceding provisions of this section 7.4(c)(3)(A), a loan must be repaid (including any interest that accrues during the Leave of Absence) by the latest date permitted under the terms of the loan, and the amount of the loan repayments due after a suspension shall not be less than the amount required under the original terms of the loan.
(B)	Military Service. Effective January 1, 2002, a Participant who goes on an unpaid Leave of Absence for a period during which the Participant is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code), whether or not qualified military service, may with the consent of the Committee either continue to make regular loan repayments as they become due or suspend loan repayments for the period that the Participant is on the military Leave of Absence. Such a Participant may elect to suspend or continue loan repayments in accordance with procedures established by the Committee. If no election is made, the loan repayments shall be suspended in accordance with the provisions of this section 7.4(c)(3)(B). A suspension may extend throughout the period of the military Leave of Absence as provided in Code section 414(u). Notwithstanding the preceding provisions of this section 7.4(c)(3)(B), a loan must be repaid (including any interest that accrues during the Leave of Absence) by the latest date permitted under the terms of the loan plus an extended period equal to the period of suspension, and the amount of the loan repayments due after a suspension shall not be less than the amount required under the original terms of the loan.
(d)	Default Procedures. If a Participant fails to make loan payments (including interest) when due, or if another event occurs that constitutes a default as set forth in the promissory note, the Participant will be notified that payment must be made within 60 days to avoid the commencement of default procedures. If payment is not made within the 60-day period, the unpaid balance of the loan plus interest thereon shall be charged to the Participant’s Accounts at the next accounting cycle as though it were a distribution from the Plan. Except as provided below, if on a Participant’s Settlement Date any loan or portion of a loan made to him, together with accrued interest thereon, remains unpaid, the Participant will be notified that payment of the unpaid loan balance plus interest thereon is due. If such payment is not made within 60 days from receipt of such notice, an amount equal to such loan or any part thereof, together with accrued interest thereon, shall be charged to the Participant’s Accounts after all other adjustments required under the Plan, but before any distribution pursuant to section 9.5.

Effective January 1, 2002, in the event that a loan or any portion of a loan, together with interest thereon, continues to remain unpaid and the outstanding amount becomes a deemed distribution under Code section 72(p), the Participant

3

shall be allowed to repay the loan, together with interest until the time of repayment, as provided under Code section 72(p) and Treasury regulations thereunder. Any loan which is deemed distributed and remains unpaid shall count against the maximum number of loans permitted under the Plan for each Participant, as determined by the Committee, and the maximum amount of a loan, as determined under section 7.4(a).
(e)	Loans Transferred from the Pillsbury Savings Plan. The foregoing provisions of section 7.4 notwithstanding, Participant loans that were transferred to this Plan from the Pillsbury Savings Plan pursuant to section 12.11 shall be governed by the terms of the promissory note governing such loans as in effect on September 30, 1990.

(f)	Accounting for Loans. In determining the net worth of an Investment Fund as of an Accounting Date, the Committee shall disregard both—
(1)	any notes held by the Trustee which evidence loans made to Participants under this section 7.4 (including loans transferred pursuant to subsection 7.4(e)); and

(2)	any interest and principal payments on such loans received by the Trustee since the last preceding Accounting Date.
For purposes of adjusting Participant’s Accounts under section 6.2, the Committee shall exclude from the credit balance in a Participant’s Accounts the unpaid amount of any loan made to him (disregarding any principal payments made since the last preceding Accounting Date). Interest paid by a Participant on a loan made to him under this section 7.4 shall be credited to the Account of the Participant as of the Daily Accounting Date next following the date such interest payment is received by the Trustee, after all other adjustments required under the Plan as of that date have been completed. All loans to a Participant and all loan repayments including interest shall be charged or credited, as the case may be, to the appropriate Account of the Participant and to his interest in the Investment Funds in accordance with such rules as the Committee may establish.
(g)	Amounts Not Available for Loans. Amounts credited to a Participant’s Non-Elective Contribution Account shall not be available for loans.”
**********

4

     In Witness Whereof, Burger King Corporation has caused this Amendment to be signed on its behalf and attested by its duly authorized officers this ___ day of _______________, 2002.

Burger King Corporation

Attest:

By /s/ Howard K. Perlman

Its Vice President

By ______________________________

5

Second Amendment
to the
Burger King Savings Plan
(Effective as of January 1, 2001)
Whereas, Burger King Corporation (the “Company”) maintains the Burger King Savings Plan (the “Plan”);
Whereas, the Plan was amended and restated effective January 1, 2001;
Whereas, the Plan provides that any participant who incurs a disability will be immediately vested and eligible for a distribution from the Plan;
Whereas, the Company desires to condition a participant’s “disability” on a finding of disability by a party other than the Plan and for purposes other than making a benefit determination under the Plan; and
Whereas, ihe Company desires to amend the Plan’s definition of “disability”‘ to provide that a participant will be considered disabled if he is eligible for Social Security disability benefits.
Now, therefore, section 2. l(r) of the Plan is hereby amended in its entirety as follows effective January 1, 2002:
“(r) “Disability” means any disability for which the Participant is entitled to Social Security disability benefits. A Participant shall be deemed to have incurred a Disability under the Plan if, and only if, that Participant has been determined to be “disabled” under the federal Social Security Act and is, therefore, eligible to receive a Social Security disability benefit. Such a Participant will be deemed to have incurred a Disability as of the date upon which the Participant is entitled to a Social Security disability benefit, as determined by the Social Security Administration.”
**********
In Witness Whereof, Burger King Corporation has caused this Amendment to be signed on its behalf and attested by its duly authorized officers this 27th day of December, 2002.

Burger King Corporation
Attest:
By: /s/ Jill Tyson	By /s/ Julie L. Peterson

Its: Sr. Analyst	Its: VP Total Rewards

1

Third Amendment
to the
Burger King Savings Plan
(As Amended and Restated Effective as of January 1, 2001)
Whereas, Burger King Corporation (the “Company”) maintains the Burger King Savings Plan (the “Plan”);
Whereas, the Plan was amended and restated effective January 1, 2001;
Whereas, the Plan provides that distributions under the Plan will made in accordance with the minimum distribution rules under Code section 401(a)(9);
Whereas, the Company desires to amend the Plan to adopt final regulations under Code section 401(a)(9).
Now, therefore, section 9.15 is added to the Plan effective January 1, 2003. to read as follows;
     “9.15 Minimum Distributions (Effective January 1, 2003)
     (a) General Rules.
(1)	Effective Date. The provisions of this section 9.15 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)	Precedence. The requirements of this .section 9.15 will take precedence over any inconsistent provisions of the Plan.

(3)	Requirements of Treasury Regulations Incorporated. All distributions required under this section 9.15 will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).

(4)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this section 9.15, distributions may be made under a designation made before January 1,1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and any provisions of the Plan that relate to section 242(b)(2) of TEFRA.
(b)	Time and Manner of Distribution.
(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date (as defined in subsection (e) below).”

1

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(A)	If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary (as defined in subsection (e) below), then, except as elected pursuant to section 9.15(b)(2)(E), distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then, except as elected pursuant to section 9.15(b)(2)(E), distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this section 9.l5(b)(2), other than section 9.15(b)(2)(A), will apply as if the Surviving Spouse were the Participant.

(E)	Elections.
(i)	Participants or Beneficiaries may elect on an individual basis whether the five-year rule, or the life expectancy rule hi this section 9.15(b)(2) and section 9.15(d)(2) of the Plan, applies to distributions after the death of a Participant who has a designated beneficiary (and an election by a beneficiary after the death of the Participant will supersede any election by the Participant). The election must be made no later than the earlier of—
(I)	September 30 of the calendar year in which distribution would be required to begin under this section 9.15(b)(2) of the Plan, or

(II)	by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor the beneficiary makes an

2

election under this section 9.15(b)(2)(E), distributions will be made in accordance with section 9.15(b)(2) and section 9.15(d)(2) of the Plan (as applied in the absence of such election).
(ii)	A designated beneficiary who is receiving payments under the five-year rule may, until December 31,2003, make a new election to receive payments under the life expectancy rule provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31,2003 or the end of the five-year period.
For purposes of this section 9.15(b)(2) and section 9.15(d), unless section 9.15(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If section 9.15(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under section 9.15(b)(2)(A).
(F)	Forms of Distribution. Unless the Participant’s interest in any Account is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with section 9.15(c) and section 9.15(d).
(c) Required Minimum Distributions During Participant’s Lifetime.
(1)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of—
(A)	the quotient obtained by dividing the Participant’s Account balance (as defined in subsection (e) below) by the distribution period in the Uniform Lifetime Table set forth in Treasury regulation section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year (as defined in subsection (e) below); or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury regulation section 1.40l(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

3

(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 9.15(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(d)	Required Minimum Distributions After Participant’s Death.
(1)	Death On or After Date Distributions Begin.
(A)	Participant Survived by Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B)	No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the

4

quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2) Death Before Date Distributions Begin.
(A)	Participant Survived by Designated Beneficiary: Except as elected at section 9.15(b)(2)(E), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in section 9.15 (d)(1).

(B)	No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin: If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under section 9.15(b)(2)(D), this section 9.15(d)(2) will apply as if the Surviving Spouse were the Participant.
(e)	Definitions.
(1)	Designated Beneficiary. The “designated beneficiary” means the individual who is designated as the beneficiary under the Plan and is the designated beneficiary under section 401(a)(9) of the Code and Treasury regulation section 1.401(a)(9)-l, Q&A-4.

(2)	Distribution Calendar Year. The “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 7.12(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s

5

required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(3)	Life Expectancy. “Life expectancy” means the life expectancy as computed by use of the Single Life Table in Treasury regulation section 1.401(a)(9)-9.

(4)	Participant’s Account Balance. The “Account balance” means the Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after such valuation date and decreased by distributions made in the valuation calendar year after such valuation date. The Account balance for the valuation calendar year includes any. amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. “Required beginning date” means—
(A)	for a Participant who is not a five-percent owner (as defined in Code section 416(i)(l)) the April 1 following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant terminates employment; and

(B)	for a Participant who is a five-percent owner (as defined in Code section 416(i)(l)) the April 1 following the calendar year in which the Participant attains age 70 1/2.”
*********
In Witness Whereof, Burger King Corporation has caused this Amendment to be signed on its behalf and attested by its duly authorized officers this 24th day of December 2003.

Burger King Corporation

Attest: /s/ Jill Tyson	By /s/ Peter C. Smith
Its: Sr. Analyst, Total Rewards	Its: EVP, Human Resources

6

AMENDMENT
TO THE
BURGER KING SAVINGS PLAN
(Amended and Restated as of January 1, 2001)
The Burger King Savings Plan is hereby amended as follows:
     1. Section 2.1 is amended to add a new definition of “Annual Addition” to read as follows:
     “Annual Addition” means for any limitation year, the sum of (a) all Basic Contributions, Matching Contributions, Non-Elective Contributions and Remainders allocated to a Participant’s Accounts under this Plan; (b) any employer contributions, forfeitures and employee after-tax contributions allocated to such Participant under any other defined contribution plan maintained by the Employer or an Affiliate; and (c) amounts allocated to an individual medical account as defined in Code Section 415(1)(2) and amounts attributable to post-retirement medical benefits allocated to an account described in Code Section 419A(d)(2) maintained by the Employer or an Affiliate.
     2. Section 4.12 is amended to read as follows:
     4.12 Code Section 415 Limitations on Contributions.
     For the purpose of complying with the restrictions on Annual Additions to defined contributions plans imposed by section 415 of the Code, the amounts allocated to each Participant’s Accounts shall, as of the last day of the Plan Year, be subject to special accounting procedures as follows:
(a)	For each Participant there shall be computed a maximum Annual Addition, which shall be—
(1)	for Plan Years beginning prior to January 1, 2002, the lesser of 25 percent of his taxable compensation (as defined in Code section 415(c), which for limitation years beginning after December 31,1997, shall include elective deferrals, and any amounts contributed by the Employer and not included in his gross income by Code section 125, 132(f)(4) (effective January 1, 2001) and 457) for the Plan Year or $35,000 (adjusted as provided in subsection 4.12(e)); and

(2)	for Plan Years beginning on or after January 1, 2002, the lesser of 100 percent of his taxable compensation (as defined in Code section 415(c), which shall include elective deferrals any amounts contributed by the Employer and not included in his gross income by Code section 125, 132(f)(4) and 457) for the Plan Year, or $40,000 (adjusted as provided in subsection 4.12(e)).

1

(b)	If the maximum Annual Addition for a Participant equals or exceeds the allocation for that Participant pursuant to Article 4, an amount equal to the allocation shall be allocated to the Participant’s respective Accounts.

(c)	If the allocation for a Participant pursuant to Article 4 is in excess of the maximum Annual Addition for the Participant, the amount of his Basic Contribution in excess of 4 percent (elected pursuant to section 4.2) shall be reduced and paid to each affected Employee in an amount equal to the lesser of such excess or such Basic Contribution. If the maximum Annual Addition for the Participant equals or exceeds the allocation after the refund described in the preceding sentence, then the remaining allocation after such refund shall be allocated to the Participant’s respective Accounts.

(d)	If the allocation for a Participant continues to be in excess of the maximum Annual Addition for the Participant after the refund described in subsection 4.12(c) above, the remaining amount of his Basic Contribution and his Matching Contribution allocated to the Participant’s Accounts together with any income thereon shall be proportionately reduced on a pro rata basis and the amount of the Basic Contribution thereof be paid to each affected Participant.

(e)	Any Remainder which cannot be allocated by reason of this section 4.12 shall be carried in an Excess Remainder Suspense Account and applied to reduce Matching Contributions in succeeding Plan Years in order of time. Any Matching Contribution which cannot be allocated because of the foregoing limitations shall be applied to reduced Matching Contributions in succeeding Plan Years, in order of time.

(f)	For purposes of applying the requirements of Code section 415 to the Plan, the Plan Year shall be the “limitation year.”
3. Section 9.5 is amended so that the penultimate paragraph thereof reads as follows:
This provision shall not apply to any distribution which is less than $200, to any amount required to be distributed under Code section 401(a)(9), to any installment distribution payable over a period exceeding ten years, any hardship distribution made in accordance with Code section 401(k)(2)(B)(i)(IV) (effective on and after January 1, 1999), or to any other distribution which is not an “eligible rollover distribution” within the meaning of Code section 401(a)(31)(C).

2

     IN WITNESS WHEREOF, Burger King Corporation has caused this Amendment of the Plan to be executed this 24th day of December, 2003.

BURGER KING CORPORATION
By:	/s/ Peter C. Smith
Title: EVP, Human Resources

3

AMENDMENT
TO THE
BURGER KING SAVINGS PLAN
(Amended and Restated as of January 1,2001)
     1. The Burger King Savings Plan is hereby amended so that Section 10.2 reads as follows:
     10.2 Reinstatement of Remainder
     (a) If a Participant whose employment had terminated because of resignation or dismissal is reemployed by an Employer or Controlled Group Member (Reemployed Participant) before he incurs consecutive One-Year Breaks in Service that exceed the greater of five or his Years of Vesting Service prior to his termination and prior to (i) December 1, 2004 or (ii) a distribution of the vested portion of his Matching Contribution Account and/or his Non-Elective Contribution Account, any Remainder resulting from his prior resignation or dismissal shall again be credited to his Matching Contribution Account and/or Non-Elective Contribution Account, as appropriate, as of the Monthly Accounting Date coincident with or next following his date of rehire, after all other adjustments required under the Plan as of such Monthly Accounting Date have been made. Any such Remainder which had already been applied to reduce Employer contributions in accordance with Section 9.4 shall be reinstated from current Remainders not yet so applied.
     (b) If a Reemployed Participant is reemployed on or after December 1, 2004, and before he incurs consecutive One-Year Breaks in Service that exceed the greater of five or his Years of Vesting Service prior to his termination, but after distribution of the nonforfeitable portion of his Matching Contribution Account and/or Non-Elective Contribution Account, and if the Reemployed Participant repays the amount distributed before the earlier of
          (i) 5 years from the date of such reemployment; or
          (ii) the end of 5 consecutive One-Year Breaks in Service following the date of such distribution, the amount of the Matching Contribution Account and/or Non-Elective Contribution Account distributed to the Participant and any Remainder resulting from his prior resignation or dismissal shall again be credited to his Matching Contribution Account and/or Non-Elective Contribution Account, as appropriate, as of the Monthly Accounting Date coincident with or next following the date of such repayment, after all other adjustments required under the Plan as of such Monthly Accounting Date have been made. Any such Remainder which had already been applied to reduce Employer contributions in accordance with Section 9.4 shall be reinstated from current Remainders not yet so applied
     (c) If a Reemployed Participant’s subsequent Settlement Date occurs because of resignation or dismissal and at such time the Reemployed Participant is not entitled to

1

the full balance in his Matching Contribution Account or Non-Elective Contribution Account, the amount distributed under Section 9.5 from his Matching Contribution Account and/or Non-Elective Contribution Account will be determined in accordance with the following:
(i)	First, the amount of the distribution received (and not repaid) by the Reemployed Participant from his Matching Contribution Account and/or Non-Elective Contribution Account because of his prior resignation or dismissal shall be added to the balance in his Matching Contribution Account or Non-Elective Contribution Account, as appropriate, as of the Monthly Accounting Date coincident with or next preceding his subsequent Settlement Date.

(ii)	Next, the amount determined under subsection (a) above shall be multiplied by the vesting percentage applicable at his subsequent Settlement Date under Section 9.2.

(iii)	Finally, the amount determined under subsection (b) above shall be reduced by the amount of the distribution received (and not repaid) by the Reemployed Participant from his Matching Contribution Account or Non-Elective Contribution Account, as appropriate, because of his prior resignation or dismissal.
The remaining portion of the Reemployed Participant’s Matching Contribution Account and/or Non-Elective Contribution Account will be treated as a Remainder and will be subject to the provisions of Section 9.4. In no event shall Years of Vesting Service occurring after a Participant incurs consecutive One-Year Breaks in Service equal to the greater of five or his Years of Vesting Service prior to his termination be used to determine the vested percentage of his Matching Account or Non-Elective Contribution Account as of a prior Settlement Date.
     2. In all other respects, the Savings Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, Burger King Corporation has caused this Amendment of the Plan to be executed this 1st day of December, 2004.

BURGER KING CORPORATION
By:	/s/ Susan Kunreuther
Title: V.P. Total Rewards

2

Amendment
to the
Burger King Savings Plan
(As Amended and Restated Effective January 1, 2001)
Whereas, Burger King Corporation (the “Company”) maintains the Burger King Savings Plan (the “Plan”);
Whereas, the Plan was amended and restated effective January 1, 2001;
Whereas, in order for the Plan to maintain its compliance with Internal Revenue Code requirements, it is necessary to amend the Plan to provide for automatic rollovers with respect to certain distributions.
Now, therefore, the Plan is amended, effective March 28, 2005, as follows:
1.	Section 9.4(b) as amended to read as follows:
(b)	Lump Sum Payments. Payment is made in a single lump sum. A Participant whose vested Account balances as of the Settlement Date do not exceed $5,000 will receive a full distribution of his vested Account balances as soon as administratively feasible following his Settlement Date. Effective March 28, 2005, notwithstanding any provision of the Plan to the contrary, in the event that the vested Account balances as of the Settlement Date are greater than $1,000 but less than $5,000, if the Participant (or a spouse that is the beneficiary of a deceased Participant) does not elect to have such lump sum paid directly to an eligible retirement plan specified by the Participant (or beneficiary) in a direct rollover or to receive the lump sum directly, then the Benefits Committee shall pay the lump sum in a direct rollover to an individual retirement plan designated by the Benefits Committee, and the payment thereof shall be in full satisfaction of any liability of the Trust to the Participant (or beneficiary).
2.	The last paragraph of Section 9.9 is amended to read as follows:
Notwithstanding any in this section 9.9 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained. Notwithstanding anything in this Plan to the contrary, the Committee may, in accordance with the procedures in section 9.4(b), direct the Trustee to distribute to the Participant the distributable balance of his Accounts in a lump sum payment at any time after his Settlement Date without his written consent to such distribution if, at the time of the distribution, the value of the nonforfeitable portion of the Participant’s Accounts does not exceed $5,000.

1

In Witness Whereof, Burger King Corporation has caused this Amendment to be signed on its behalf and attested by its duly authorized officers as of this 26th day of July, 2005.

Burger King Corporation
Attest:

By /s/ Susan Kunreuther

Its V.P. Total Rewards

By /s/ Matt Sitkowski

Its Assistant Secretary

2

Amendment
to the
Burger King Savings Plan
(As Amended and Restated Effective January 1, 2001)
Whereas, Burger King Corporation (the “Company”) maintains the Burger King Savings Plan (the “Plan”);
Whereas, the Plan was amended and restated effective January 1,2001;
Whereas, in order to reflect upcoming administrative changes to be implemented by the Plan’s recordkeeper with respect to the handling of lost participants and stale checks, it is necessary to amend the Plan.
Now, therefore, the Plan is amended, effective September 27, 2005, as follows:
1.	Section 9.14 is amended to read as follows:
9.14 Lost Participants.
(a)	A Participant or Beneficiary will be treated as a “Lost Participant” if a communication (such as a statement of the Participant’s or Beneficiary’s account, a notice, or disclosure statement) is returned by the United States Postal Service as undeliverable after it was mailed to the Participant or Beneficiary using the address for the Participant or Beneficiary reflected in the records of the Employer or the Plan Administrator as the most recent mailing address.

(b)	Notwithstanding any provisions of the Plan to the contrary, if a Lost Participant is entitled to a benefit payable under the Plan and reasonable efforts to locate the Lost Participant have been unsuccessful, then amounts distributable to the Lost Participant will remain in the Lost Participant’s account

(c)	In addition and notwithstanding any provision of the Plan to the contrary, a Lost Participant who is eligible for a distribution payable is not subject to the Plan’s mandatory distribution provisions that would otherwise result in the automatic rollover or “cash out” of such amounts without the Lost Participant’s consent.
2.	A new Section 9.15 is added to read as follows:
9.15 Stale Checks.
If a distribution check has been issued and outstanding for more than 180 days (including a distribution check that has been returned by the United States Postal Service as undeliverable after it was mailed to the Participant or Beneficiary using the address for the Participant or Beneficiary reflected on the records of the Employer or Plan

1

Administrator as the most recent mailing address) and reasonable efforts to locate the Participant or Beneficiary have been unsuccessful, the amount of the check will be re-deposited into the Plan and treated as a forfeiture under the Plan. Such forfeited amounts shall be handled in the same manner as provided in Section 9.4 for Remainders. In the event that a former Participant or Beneficiary makes a claim for reinstatement of a benefit forfeited under this paragraph, such benefit will be reinstated in an amount equal to the amount of the benefit on the date of the forfeiture.
In Witness Whereof, Burger King Corporation has caused this Amendment to be signed on its behalf and attested by its duly authorized officers as of this 8th day of August, 2005.

Burger King Corporation
Attest:

By /s/ Susan Kunreuther

Its V.P. Total Rewards

By /s/ Jill Tyson

Its Manager Benefits

2

Amendment
to the
Burger King Savings Plan
(As Amended and Restated Effective January 1, 2001)
Whereas, Burger King Corporation (the “Company”) maintains the Burger King Sayings Plan (the “Plan”);
Whereas, the Plan was amended and restated effective January 1, 2001;
Whereas, effective beginning in 2006, the Company has decided to utilize the safe harbor testing provisions under Code Sections 401(k) and 401(m) and to-permit catch-up contributions under Code Section 414(v).
Now, therefore, the Plan is amended, effective January 1, 2006, as follows:
1.	Section 2.1 (k) (the definition of “Compensation”) shall be amended to add the following sentence at the end thereof to read as follows:
Notwithstanding anything in the foregoing to the contrary, for officers and directors who are Highly Compensation Employees, “Compensation” shall not include bonuses, commissions or paid incentives.
2.	Section 2. l(jj) (the definition of “Matching Contribution”) shall be amended to read as follows:
(jj)	“Matching Contribution” means the contribution made on behalf of such Participant, who is employed by that Employer during that month, in an amount equal to 100 percent of the first 6 percent of Compensation which has been contributed as a Basic Contribution to the Plan on behalf of such Participant for that month, not to exceed 6 percent of Compensation for any Participant for that month.
3.	Section 3.2 is hereby amended to add a new sentence at the end thereof to read as follows:
Notwithstanding anything in the foregoing to the contrary, beginning with the 2006 Plan Year an officer or director who becomes eligible to participate (either after being initially hired or rehired on or after January 1, 2006) shall be deemed to have elected to make a Basic Contribution equal to 6 percent of his/her Compensation unless he/she has, in accordance with IRS requirements, affirmatively elected not to contribute to the Plan or to contribute another whole percentage of a Basic Contribution. For the avoidance of doubt, the foregoing sentence shall .not apply (and no automatic enrollment shall apply) to any other individual who becomes eligible to participate on or after January 1, 2006, and shall also not apply to any individual who, while an employee, becomes an officer or director of the Company.
4.	Section 4.2 shall be amended to add a new subsection (c) to read as follows:

1

(c)	Special Transition Contributions. The Employers may make Special Transition Contributions to the Plan in an amount, and allocated in a manner, determined by the Company’s Compensation Committee. Such Special Transition Contributions shall be nonforfeitable at all times.
5.	Section 4.10 shall be amended to add a new subsection (f) to read as follows:
(f)	Effective beginning with the 2006 Plan Year, the Plan is intended to satisfy one of the alternative methods of meeting the nondiscrimination requirements under Code Section 401(k)(12), and accordingly the nondiscrimination tests under Code Section 401(k)(3)(ii) are not required to be performed.
6.	A new Section 4.10A shall be added to read as follows:
4.10A Catch-Up Contributions
     Effective as of the first day of the 2006 Plan Year, all Employees who are eligible to make Basic Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(ll), 401(k)(12), 410(b), or 416, as applicable, by reason of any such catch-up contributions.
7.	Section 4.11 shall be amended to add a new subsection (j) to read as follows:
(j)	Effective beginning with the 2006 Plan Year, the Plan is intended to satisfy one of the alternative methods of meeting the nondiscrimination requirements under Code Section 40l(m)(l1), and accordingly the nondiscrimination tests under Code Section 401(m)(2) are not required to be performed.
8.	Section 7.1(b) shall be amended to read as follows:
(g)	Withdrawals At or After Age 59 1/2. A Participant who has attained age 59 1/2 may withdraw any or all of the net credit balance in his Accounts other than his Non-Elective Contribution Account (including Special Transition Contributions). Such withdrawals shall be elected on forms provided by the Committee, and shall otherwise be subject to rules established by the Committee governing such withdrawals.
9.	Section 7.2(a) shall be amended to amend subsection (2), redesignate subsection (5) as subsection (7), and to insert new subsections (5) and (6) to read as follows:
(2)	purchase or new construction (excluding, in either case mortgage — payments)-of a principal residence for the Participant;

2

(5)	To pay for repairs to damage to the Participant’s principal residence that qualify for a casualty deduction on the Participant’s tax return; or

(6)	To pay for funeral/burial expenses for a Participant’s parent, spouse, child or dependent,
10.	Section 7.4(g) shall be amended to read as follows:
(g)	Amounts Not Available for Loans. Amounts credited to a Participant’s Non-Elective Contribution Account (including Special Transition Contributions), and amounts credited to a Participant’s Matching Account with respect to the 2006 and later Plan Years, shall not be available for loans.
11.	Section 9.2 shall be amended to add the following sentence at the end of subsection 9.2(b) to read as follows:
Notwithstanding anything in the foregoing to the contrary, Matching Contributions made to the Plan with respect to the 2006 and later Plan Years shall be nonforfeitable at all times.
**********
In Witness Whereof, Burger King Corporation has caused this Amendment to be signed on its behalf and attested by its duly authorized officers as of this 31st day of December, 2005.

Burger King Corporation
Attest:

By /s/ Susan Kunreuther

Its V.P. Total Rewards

By /s/ Jill Tyson

Its Manager Benefits

3

Amendment
to the
Burger King Savings Plan
(As Amended and Restated Effective January 1,2001)
Whereas, Burger King Corporation (the “Company”) maintains the Burger King Savings Plan (the “Plan”);
Whereas, the Plan was amended and restated effective January 1,2001;
Whereas, the Company desires to clarify that any dividends or dividend equivalent payments made on Company stock shall not be considered eligible compensation under the Plan.
Now, therefore, the Plan is amended, effective January 1, 2006, to add the following sentence at the end of Section 2.1(k) (the definition of “Compensation”) to read as follows:
Notwithstanding anything in the foregoing to the contrary, “Compensation” shall not include dividends or dividend equivalent payments paid by the Company or any Controlled Group Member with respect to Company stock or equity award.
In Witness Whereof, Burger King Corporation has caused this Amendment to be signed on its behalf and attested by its duly authorized officers as of this 8th day of February, 2006.

Burger King Corporation
Attest:

By /s/ Susan Kunreuther

Its V.P. Total Rewards

By /s/ Jill Tyson

Its Manager, Benefits

1

Amendment
to the
Burger King Savings Plan
(As Amended and Restated Effective January 1, 2001)
Whereas, Burger King Corporation (the “Company”) maintains the Burger King Savings Plan (the “Plan”);
Whereas, the Plan was amended and restated effective January 1, 2001;
Whereas, the Company desires to amend the Plan to permit participants to invest a portion of their contributions to the Plan in the common stock of Burger King Holdings, Inc.
Now, therefore, the Plan is amended, effective July 20, 2007, as follows:
1.	Section 5.1 is amended to add a new sentence to the end thereof to read as follows:
Effective July 20, 2007, or as soon as administratively practicable thereafter, the Trust Fund shall include a Company Stock Fund consisting of common stock of Burger King Holdings, Inc. and cash or cash equivalents needed to meet the obligations of such Company Stock Fund or for the purchase of common stock of Burger King Holdings, Inc.
2.	Section 5.2 is amended to add a new sentence at the end thereof to read as follows:
Effective July 20, 2007, or as soon as administratively practicable thereafter, each Participant may elect to direct that up to 10% of future Basic and Matching Contributions are invested in the Company Stock Fund. Each participant may also direct that up to 10% of his Accounts be transferred to the Company Stock Fund. If the value of the portion of the Participant’s Accounts invested in the Company Stock Fund equals or exceeds 10% of the value of his Accounts, the Participant may not transfer additional amounts into the Company Stock Fund unless and until the aggregate value of the amount so invested is below 10% of his Accounts; provided, however, the Participant may continue to direct that up to 10% of future Basic and Matching Contributions are invested in the Company Stock Fund.

2

In Witness Whereof, Burger King Corporation has caused this Amendment to be signed on its behalf and attested by its duly authorized officers as of this 31st day of May, 2007.

Burger King Corporation
Attest:

By /s/ Susan Kunreuther

Its VP, Total Rewards

By /s/ Jill Tyson

Its Manager, Benefits

3